Exhibit 2.1


                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                         WORLD WASTE TECHNOLOGIES, INC.,
                            A CALIFORNIA CORPORATION,

                                ON THE ONE HAND,

                                       AND

                               VERTEX ENERGY, LP,
                          A TEXAS LIMITED PARTNERSHIP,

                              VERTEX ENERGY, INC.,
                              A NEVADA CORPORATION,

                             VERTEX MERGER SUB, LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY,

                                       AND

                                   BEN COWART,
                 AS AGENT FOR ALL OF THE SHAREHOLDERS OF VERTEX,

                                ON THE OTHER HAND



                                  MAY 19, 2008

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

      This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, is made and entered into as of May 19, 2008 (this "AGREEMENT"), by and between World Waste Technologies, Inc., a California corporation ("WWT"), on the one hand, and Vertex Energy, LP, a Texas limited partnership ("VERTEX LP"), Vertex Energy, Inc., a Nevada corporation ("VERTEX NEVADA"), Vertex Merger Sub, LLC, a California limited liability company and wholly owned subsidiary of Vertex Nevada ("MERGER SUB"), and Ben Cowart, as agent ("AGENT") of all of the shareholders of Vertex Nevada (the "VERTEX SHAREHOLDERS"), on the other hand. WWT, Vertex LP, Vertex Nevada, Merger Sub and the Agent are collectively referred to herein as the "PARTIES". Vertex Nevada, Vertex LP, Merger Sub and the Agent are sometimes referred to herein as the "VERTEX PARTIES." Capitalized terms used and not otherwise defined herein have the meanings set forth in
Article 1.

      The Parties hereto have previously entered into an Agreement and Plan of Merger dated as of May 15, 2008 (the "Original Agreement"). The Parties now desire to amend and restate the Original Agreement in its entirety to reflect various mutually acceptable modifications to the agreement as originally executed.

                                    RECITALS

      WHEREAS, the respective Boards of Directors of WWT, Vertex Nevada and Merger Sub, and the partners of Vertex LP (the "PARTNERS"), have deemed it in the best interests of their respective corporations, shareholders and partners that (i) Vertex LP transfer the Vertex Business to Vertex Nevada (the "TRANSFER"), and (ii) immediately following the Transfer, that WWT, Vertex Nevada and Merger Sub enter into a business combination transaction;

      WHEREAS, in furtherance thereof, the Partners have approved the Transfer and the respective Boards of Directors of WWT, Vertex Nevada and Merger Sub each have approved this Agreement and the merger of WWT with and into Merger Sub(the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the California Corporations Code (the "CCC");

      WHEREAS, in connection with the Merger, the Parties desire to make certain representations, warranties, covenants and agreements and also to prescribe various conditions to the Merger, upon the terms and subject to the conditions contained herein.

      NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

      1.1 CERTAIN DEFINITIONS. The following terms shall, when used in this Agreement, have the following meanings:

      "AFFILIATE" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

      "AGENT" shall have the meaning set forth in the preamble to this Agreement.

      "AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

      "ALTERNATIVE ACQUISITION" shall have the meaning set forth in Section 5.14 of this Agreement.

      "BENEFIT ARRANGEMENT" means any employment, consulting, severance or other similar contract, plan, arrangement or policy, and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not a Welfare Plan, Pension Plan or Multiemployer Plan.

      "BUSINESS DAY" means any day other than Saturday, Sunday or a day on which banking institutions in California or Nevada are required or authorized to be closed.

      "CCC" shall have the meaning set forth in the recitals of this Agreement.

      "CERTIFICATE OF MERGER" shall have the meaning set forth in Section 2.3 of this Agreement.

      "CLAIM" shall have the meaning set forth in Section 7.3 of this Agreement.

      "CLAIM NOTICE" shall have the meaning set forth in Section 7.3 of this Agreement.

      "CLOSING" shall have the meaning set forth in Section 2.2 of this Agreement.

      "CLOSING DATE" shall have the meaning set forth in Section 2.2 of this Agreement.

      "CMT AGREEMENTS" shall have the meaning set forth in Section 5.23 of this Agreement

      "CODE" means the United States Internal Revenue Code of 1986, as amended.

      "COLLATERAL DOCUMENTS" mean the Cowart Employment Agreement, the Vertex Disclosure Schedules, the WWT Disclosure Schedules, all of the Exhibits to this Agreement, and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or thereunder.

      "CONTRACT" means any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, covenant not to compete, license, instrument, commitment, obligation, promise or undertaking (whether written or oral and whether express or implied).

      "COWART EMPLOYMENT AGREEMENT" shall have the meaning set forth in Section
5.1 of this Agreement.

      "COWART GUARANTEES" shall have the meaning set forth in Section 5.2 of this Agreement.

      "DISSENTING SHARES" shall have the meaning set forth in Section 2.14 of this Agreement.

      "EFFECTIVE DATE" shall have the meaning set forth in Section 2.3 of this Agreement.

      "EFFECTIVE TIME" shall have the meaning set forth in Section 2.3 of this Agreement.

      "EMPLOYEE PLANS" means all Benefit Arrangements, Pension Plans and Welfare Plans.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA AFFILIATE" means any trade or business, whether or not incorporated, that together with Vertex LP or WWT, as applicable, would be deemed a single employer for purposes of Section 4001 of ERISA or Sections 414(b), (c), (m), (n) or (o) of the Code.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations there under.

      "FAMILY MEMBER" means, with respect to any individual (i) the individual,
(ii) the individual's spouse, (iii) any other natural Person who is related to the individual or the individual's spouse within the second degree (including adopted children) and (iv) any other natural Person who resides with such individual.

      "GAAP" means U.S. generally accepted accounting principles consistently applied, as in effect from time to time.

      "INDEMNIFICATION AGREEMENTS" means those certain director and officer indemnification agreements by and between WWT and its officers and directors.

      "INDEPENDENT DIRECTOR" means any individual who does not beneficially own more than 5% of the outstanding voting shares of Vertex Nevada, is not employed by, or an officer of, Vertex Nevada or any Cowart Party, is not a director or manager of any Cowart Party, is not a family member of Ben Cowart, and would qualify as an "Independent Director" as defined in the rules and regulations of the New York Stock Exchange.

      "INTELLECTUAL PROPERTY" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, the information set forth in manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing.

      "LAWS" means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Law.

      "LEGAL PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Regulatory Authority or arbitrator.

      "LIABILITIES" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether known or unknown, accrued, absolute, contingent, matured, unmatured, liquidated or unliquidated or otherwise.

      "LIEN" means any mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or exception to or material defect in title or other ownership interest (including but not limited to restrictive covenants, leases and licenses).

      "LOSSES" means any claim, liability, obligation, loss, damage, assessment, penalty, judgment, settlement, cost and expense, including costs attributable to the loss of the use of funds to the date on which a payment is made with respect to a matter of indemnification under Article 7 hereof, and including reasonable attorneys' and accountants' fees and disbursements incurred in investigating, preparing, defending against or prosecuting any claim.

      "MAKE-WHOLE WARRANTS" shall have the same meaning set forth in Section 6.1(i) of this Agreement.

      "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" with respect to a Person means a material adverse effect on (i) the assets, liabilities, condition (financial or otherwise), properties, business or prospectus of such Person,
(ii) the validity, binding effect or enforceability of this Agreement or any of the Collateral Documents against such Person or (iii) the ability of such Person to perform its obligations under this Agreement or any of the Collateral Documents.

      "MERGER" shall have the meaning set forth in the recitals of this Agreement.

      "MERGER CONSIDERATION" shall have the meaning set forth in Section 2.6 of this Agreement.

      "MERGER SUB" shall have the meaning set forth in the preamble to this Agreement.

      "MULTIEMPLOYER PLAN" means any "multiemployer plan" as defined in Section 3(37) of ERISA.

      "ORDER" means any writ, judgment, decree, ruling, injunction or similar order of any Regulatory Authority (in each such case whether preliminary or final).

      "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE" or any similar phrase means the usual and ordinary course of business of a Party, consistent with its past custom and practice.

      "ORGANIZATIONAL DOCUMENTS" shall mean (a) the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of any other Person; and (f) any amendment to any of the foregoing.

      "PARTNERS" shall have the meaning set forth in the recitals of this Agreement.

      "PARTY" or "PARTIES" shall have the meaning set forth in the preamble to this Agreement.

      "PENSION PLAN" means any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which a Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability.

      "PERMIT" means any license, franchise, certificate, declaration, waiver, exemption, variance, permit, consent, approval, registration, authorization, qualification or similar right granted by a Regulatory Authority.

      "PERSON" means any natural person, individual, firm, corporation, including a non-profit corporation, partnership, trust, unincorporated organization, association, limited liability company, labor union, Regulatory Authority or other entity.

      "PROXY STATEMENT" shall have the meaning set forth in Section 5.5 of this Agreement.

      "QUALIFIED FINANCING" means an equity financing generating gross proceeds to WWT Sub of at least $500,000, at a pre-money valuation in an amount equal to no less than the total amount of cash on hand of WWT Sub as of the Closing.

      "REGULATORY AUTHORITY" means: any (i) federal, state, local, municipal or foreign government; (ii) governmental or quasi-governmental authority of any nature (including without limitation any governmental agency, branch, department, official, instrumentality or entity and any court or other tribunal); (iii) multi-national organization or body; or (iv) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulation or taxing authority or power of any nature.

      "REPRESENTATIVES" shall have the meaning set forth in Section 5.14 of this Agreement.

      "SEC" means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

      "SEC REPORTS" has the meaning set forth in the preamble to Article 4.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "SUBSIDIARY" has the meaning set forth in Section 3.1.

      "SURVIVING CORPORATION" shall have the meaning set forth in Section 2.1 of this Agreement.

      "TAX RETURNS" means all federal, state, local, provincial and foreign tax returns, declarations, reports, claims, schedules and forms for refund or credit or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "TAXES" means any U.S. or non U.S. federal, state, provincial, local or foreign (i) income, corporation gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, ad valorem or excise tax, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not; and (ii) any liability for the payment of any amount of the type described in (i) above.

      "TRANSACTIONS" has the meaning set forth in Section 3.2.

      "TRANSFER" shall have the meaning set forth in the recitals of this Agreement.

      "TRANSMITTAL LETTER" has the meaning set forth in Section 2.7 of this Agreement.

      "TREASURY REGULATIONS" means regulations promulgated by the U.S. Treasury Department under the Code.

      "VERTEX LP" has the meaning set forth in the preamble to this Agreement.

      "VERTEX NEVADA" has the meaning set forth in the preamble to this Agreement.

      "VERTEX BUSINESS" means each of the following businesses owned by Vertex
LP: (i) the business of aggregating waste oil from third-party collectors and managing the transportation logistics of delivering the waste oil to a Chevron-Texaco refining facility in Louisiana; revenue from this business is generated from payments made by Chevron-Texaco to Vertex LP under an existing contract and is based on the volume, quality and price of the used oil feedstock delivered to the Louisiana facility; (ii) the business of aggregating petroleum waste streams from third-party collectors and managing the transportation logistics of delivering the waste petroleum products to a Kmtex-owned facility in Texas; in addition to the petroleum waste stream feedstock, this business sources a second feedstock stream directly from a major chemical company. Revenue is generated by selling end products such as pygas, gasoline blendstock and marine diesel oil made at the Kmtex facility under a contract refining agreement with Vertex LP utilizing the two streams of feedstock; and (iii) the business of implementing proprietary re-refining technology owned by Vertex LP.; the re-refining technology allows this business to take aggregated waste oil (similar to what is currently delivered to the Chevron-Texaco facility) and convert it to higher value products such as marine diesel oil and vacuum gas oil; revenue for this business area will be generated from the sale of the re-refined marine diesel oil and vacuum gas oil.

      For the sake of clarification, the Vertex Business does not include the businesses conducted by any of the Subsidiaries of Vertex LP.

      "VERTEX CAPITAL STOCK" means, collectively, the Vertex Common Stock and Vertex Preferred Stock.

      "VERTEX COMMON STOCK" means shares of Vertex Nevada's common stock, par value $0.001 per share.

      "VERTEX CONTRACT" has the meaning set forth in Section 3.11 of this Agreement.

      "VERTEX FINANCIAL STATEMENTS" means the audited Consolidated Balance Sheets of Vertex Nevada as of December 31, 2007, 2006 and 2005, and the audited Consolidated Statements of Operations and Statements of Stockholders' Equity for the periods then ended, in each case after taking into account the Transfer.

      "VERTEX LP" has the meaning set forth in the preamble to this Agreement.

      "VERTEX LOCK-UP" has the meaning set forth in Section 5.19 of this Agreement.

      "VERTEX NEVADA" has the meaning set forth in the preamble to this Agreement.

      "VERTEX PARTIES" shall have the meaning set forth in the preamble to this Agreement.

      "VERTEX PREFERRED STOCK" means, collectively, the Vertex Series A Preferred Stock and the Vertex Series B Preferred Stock.

      "VERTEX SERIES A PREFERRED STOCK" means the newly created Series A Preferred Stock, par value $0.001 per share, of Vertex Nevada, established and issued in connection with the transactions contemplated by this Agreement.

      "VERTEX SERIES B PREFERRED STOCK" means the Series B Preferred Stock, par value $0.001 per share, of Vertex Nevada, with the terms and conditions as are set forth on EXHIBIT A-2 hereto.

      "VERTEX SHAREHOLDERS" has the meaning set forth in the preamble to this Agreement.

      "WELFARE PLAN" means any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA which a Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which such Person or any ERISA Affiliate may incur any Liability.

      "WWT" has the meaning set forth in the preamble to this Agreement.

      "WWT CAPITAL STOCK" means, collectively, the WWT Common Stock and WWT Preferred Stock.

      "WWT CERTIFICATE(S)" has the meaning set forth in Section 2.7 of this Agreement.

      "WWT COMMON STOCK" means shares of WWT's common stock, par value 0.001 per share.

      "WWT CONTRACT" has the meaning set forth in Section 4.10 of this Agreement.

      "WWT FINANCIAL STATEMENTS" means the audited Consolidated Balance Sheets of WWT as of December 31, 2007 and 2006, and the audited Consolidated Statements of Operations and Statement of Stockholders' Equity for each of the three years in the period ended December 31, 2007.

      "WWT OPTIONS" has the meaning set forth in SECTION 2.6(C) of this Agreement.

      "WWT PREFERRED STOCK" means, collectively, the WWT Series A Preferred Stock and WWT Series B Preferred Stock.

      "WWT SERIES A PREFERRED STOCK" means shares of WWT's 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock, par value 0.001 per share.

      "WWT SERIES B PREFERRED STOCK" means shares of WWT's 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock, par value 0.001 per share.

      "WWT MANAGEMENT AGREEMENT" shall have the meaning set forth in Section 5.6 of this Agreement.

      "WWT MANAGEMENT" shall have the meaning set forth in Section 5.6 of this Agreement.

                                   ARTICLE II
                                   THE MERGER

      2.1 MERGER. Upon the terms and conditions set forth in this Agreement, and in accordance with the provisions of the CCC, at the Effective Time, (i) WWT shall be merged with and into Merger Sub, (ii) the separate corporate existence of WWT shall cease, (iii) Merger Sub, as the surviving company in the Merger, shall continue its existence under the laws of the State of California as a limited liability company, and (iv) Merger Sub shall succeed to and assume the rights, obligations, properties, rights, privileges, powers and franchises of WWT. Merger Sub, as the surviving limited liability company after the Merger, is sometimes referred to herein as the "SURVIVING CORPORATION."

      2.2 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at the offices of TroyGould Professional Corporation located at 1801 Century Park East, 16th Floor, Los Angeles, California 90067, or at such other place as the Parties mutually agree, at 10:00 a.m. local time on the second Business Day after the day on which the last of the closing conditions set forth in Article 6 below has been satisfied or waived, or such other date as the Parties mutually agree upon in writing (the "CLOSING DATE").

      2.3 EFFECTIVE TIME. Upon the terms of and subject to the conditions of this Agreement, as soon as practicable on the Closing Date: (a) the Parties will cause the Merger to be consummated by filing with the Secretary of State of the State of California a certificate of merger (the "CERTIFICATE OF MERGER"), together with any required related certificates, and shall make any other filings or recordings required under the CCC. The Merger shall become effective upon such filing, or at such later date and time as is agreed to by the Parties and set forth in the Certificate of Merger (the date and time of such filing being the "EFFECTIVE TIME" and the date upon which the Effective Time occurs, being the "EFFECTIVE DATE"). As soon as practicable on the Closing Date, Vertex Nevada will deliver the Merger Consideration to the holders of WWT Common Stock and WWT Preferred Stock in accordance with Section 2.6 hereof.

      2.4 EFFECT OF THE MERGER. At the Effective Time, in accordance with the CCC, the separate existence of WWT will cease and the Surviving Corporation shall succeed, without further action, to all the property, assets, rights, privileges, powers and franchises of every kind of the nature and description of Merger Sub and WWT. All debts, liabilities and duties of Merger Sub and WWT will become the debts, liabilities and duties of the Surviving Corporation. The Parties acknowledge that as a condition to the closing of the transactions contemplated hereby and in accordance with Section 5.6, all Liabilities of WWT (other than up to $2.4 million of indebtedness) shall, immediately prior to the Effective Time, be satisfied in full. As of the Effective Time, the Surviving Corporation will be a single member limited liability company wholly owned by Vertex Nevada.

      2.5 EFFECT OF MERGER ON OWNERSHIP INTERESTS OF MERGER SUB. At the Effective Time, the ownership interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become ownership interests of the Surviving Corporation.

      2.6   EFFECT OF MERGER ON CAPITAL STOCK OF WWT.

            (a) WWT COMMON STOCK. At the Effective Time, each issued and outstanding share of the WWT Common Stock shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive one share of Vertex Common Stock.

            (b) WWT SERIES A PREFERRED STOCK AND WWT SERIES B PREFERRED STOCK. At the Effective Time, (i) each issued and outstanding share of WWT Series A Preferred Stock shall by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 4.062 shares of Vertex Series A Preferred Stock; and (ii) each issued and outstanding share of WWT Series B Preferred Stock shall by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 116.51 shares of Vertex Series A Preferred Stock, in each case subject to the terms and conditions of this Agreement. The shares of Vertex Common Stock and Vertex Series A Preferred Stock issuable pursuant to Section 2.6(a) and this
Section 2.6(b) are collectively referred to herein as the "MERGER CONSIDERATION." The terms of the Vertex Series A Preferred Stock issuable hereunder shall have substantially the terms and conditions as are set forth on EXHIBIT A-1 hereto.

            (c) OUTSTANDING WWT OPTIONS AND WARRANTS. At the Effective Time, each outstanding option and warrant to acquire shares of WWT Common Stock (the "WWT OPTIONS") shall automatically become an option or warrant to acquire an equivalent number of shares of Vertex Common Stock.

            (d) WWT CAPITAL STOCK. As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of WWT Capital Stock shall be cancelled and retired and shall cease to be outstanding. Each holder of shares of the WWT Capital Stock shall thereafter cease to have any rights with respect to such shares, except that the issued and outstanding shares of WWT Capital Stock immediately prior to the Effective Time, and the respective holders thereof, shall have the right to receive the Merger Consideration in accordance with this Section 2.6 upon the surrender of the certificate or certificates representing such shares.

            (e) TREASURY STOCK. Each share of WWT Common Stock held in Vertex Nevada's treasury at the Effective Time, if any, shall, by virtue of the Merger and without any action on the part of WWT, cease to be outstanding and shall be cancelled and retired without payment of any Merger Consideration or any other consideration therefor.

      2.7 DELIVERY OF WWT CERTIFICATES AND EXCHANGE PROCEDURES. At and after the Effective Time, Vertex Nevada will make available, and each holder of an issued and outstanding share of WWT Common Stock and WWT Preferred Stock will be entitled to receive, upon surrender to Vertex Nevada or the Agent of any certificates evidencing such WWT Capital Stock (the "WWT CERTIFICATES") for cancellation and a letter of transmittal or assignment separate from certificate in customary form (the "TRANSMITTAL LETTER"), the portion of the Merger Consideration into which such shares of WWT Capital Stock have been converted into pursuant to the Merger, and upon such surrender of each such WWT Certificate, and delivery by Vertex Nevada of the aggregate Merger Consideration in exchange therefor, the WWT Common Stock and WWT Preferred Stock evidenced by the WWT Certificates so surrendered in accordance herewith shall forthwith be cancelled. Until surrendered or delivered as contemplated by this Section 2.7, each WWT Certificate will be deemed at any time after the Effective Time for all purposes to evidence only the right to receive upon such surrender the corresponding pro rata portion of the Merger Consideration; PROVIDED, HOWEVER, that Vertex Nevada shall be under no obligation to deliver the Merger Consideration, and no holder of an issued and outstanding share of WWT Common Stock or WWT Preferred Stock shall be obligated to surrender a WWT Certificate, as contemplated herein, until and unless of the conditions and covenants set forth in Article 6 hereof shall have been performed, complied with, or otherwise waived in accordance with the provisions of Article 6.

      2.8 STOCK TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of WWT will be closed, and there will be no further registration or transfers of WWT Common Stock or WWT Preferred Stock thereafter on the records of WWT.

      2.9 NO FURTHER OWNERSHIP RIGHTS. The Merger Consideration delivered upon the surrender for exchange of the WWT Certificates in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to the WWT Common Stock and WWT Preferred Stock evidenced by such WWT Certificates, and there will be no further registration of transfers of such shares which were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation. If, after the Effective Time, WWT Certificates are presented to the Surviving Corporation, they will be cancelled as contemplated herein.

      2.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any WWT Certificates are lost, stolen or destroyed, Vertex Nevada will issue in exchange for such lost, stolen or destroyed WWT Certificates, upon the making of an affidavit of that fact by the holder thereof and the other deliveries required above, the applicable Merger Consideration; PROVIDED, HOWEVER, that the Surviving Corporation may, in its sole discretion and as a condition precedent to the issuance thereof, require the holder of such lost, stolen or destroyed WWT Certificates to deliver an indemnity or bond in such sum as it may reasonably direct as indemnity against any claim that may be made against it with respect to the WWT Certificates alleged to have been lost, stolen or destroyed.

      2.11 CHARTER DOCUMENTS; DIRECTORS AND OFFICERS. Unless otherwise agreed by Vertex Nevada and WWT prior to the Closing, at and as of the Effective Time, without any further action on the part of the Parties: (i) the Organizational Documents of Merger Sub as in effect immediately prior to the Effective Time will be the Organizational Documents of the Surviving Corporation at and after the Effective Time until thereafter amended as provided by applicable law and such Organizational Documents; (ii) the manager of Merger Sub immediately prior to the Effective Time will be the initial manager of the Surviving Corporation from and after the Effective Time, until its successor is appointed and qualified or until its resignation or removal; (iii) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

      2.12 NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Vertex Capital Stock shall be issued upon the surrender of WWT Certificates. In lieu thereof, each holder of WWT Capital Stock who would otherwise be entitled to a fraction of a share of Vertex Capital Stock (after aggregating all shares of WWT Capital Stock that otherwise would be received by such holder), shall receive one additional share of Vertex Common Stock or Vertex Preferred Stock, as applicable.

      2.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of the Parties will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all the property, rights, privileges, power and franchises of WWT and Merger Sub, the officers, directors and managers of WWT and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

      2.14 WWT DISSENTING SHARES. Shares of WWT Common Stock and WWT Preferred Stock which are issued and outstanding immediately prior to the Effective Time and which are held by persons who are entitled to and have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto in accordance with the CCC (the "DISSENTING SHARES"), will not be converted into the right to receive the Merger Consideration, and holders of such shares of WWT Common Stock and WWT Preferred Stock will be entitled, in lieu thereof, to receive payment of the appraised value of such shares in accordance with the provisions of the CCC unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the CCC. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of WWT Common Stock and WWT Preferred Stock will thereupon be treated as if they had been converted at the Effective Time into the right to receive the Merger Consideration, without any interest thereon.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                OF VERTEX PARTIES

      Each Vertex Party, jointly and severally, represents and warrants to WWT that the statements contained in this Article 3 are true, complete and correct as of the date of this Agreement and will be correct and complete as of the Closing Date (and as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement); except as the same may be qualified or limited by the Vertex Disclosure Schedules attached hereto:

      3.1   ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Each of Vertex LP, Vertex Nevada and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on the Vertex Business, which such jurisdictions are set forth on
SCHEDULE 3.1(A) of the Vertex Disclosure Schedules.

            (b) Each of Vertex LP, Vertex Nevada and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the Vertex Business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) has not had and would not reasonably be expected to have a Material Adverse Effect on Vertex Nevada or, with respect to the Vertex Business, on Vertex LP.

            (c) Vertex Nevada has delivered to WWT complete and correct copies of its Organizational Documents and the same for Merger Sub, in each case as amended to the date hereof. The Organizational Documents of Vertex Nevada are attached hereto as EXHIBIT B. All of the outstanding shares of capital stock or other ownership interests of Vertex Nevada have been validly issued and are fully paid and nonassessable and are owned of record and beneficially by the Persons set forth on SCHEDULE 3.1(C)-1 of the Vertex Disclosure Schedules, in each case free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities Laws and except for restrictions on sale contained in the certificate of incorporation of Vertex Nevada. Immediately prior to the Closing, the outstanding shares of capital stock of Vertex Nevada will be owned of record and beneficially by the Persons set forth on SECTION 3.1(C)-2 of the Vertex Disclosure Schedules.

            (d) Vertex Nevada does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity, other than Merger Sub. One hundred percent (100%) of the ownership interests of Merger Sub is owned by Vertex Nevada.

            (e) Vertex Nevada has no Subsidiaries, other than Merger Sub. Vertex LP has no Subsidiaries, other than as set forth on SCHEDULE 3.1(E) of the Vertex Disclosure Schedules. As used in this Agreement, the term "Subsidiary", with respect to any Person, means any corporation or other legal entity of which such Person controls (either alone or through or together with any other Subsidiary), directly or indirectly, more than 50% of the capital stock or other ownership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

      3.2 AUTHORIZATION; ENFORCEABILITY. Each Vertex Party has the requisite power and authority, and has taken all action necessary, to execute, deliver and perform its or his obligations under this Agreement and any Collateral Documents to which it or he is or will be a party and each other agreement, document, instrument or certificate contemplated by this Agreement and/or any Collateral Documents or to be executed by such Vertex Party in connection with the consummation of the transactions contemplated by this Agreement (including but not limited to the Transfer) (the "TRANSACTIONS"), and to consummate the Transactions. The execution and delivery by each Vertex Party of this Agreement and any applicable Collateral Documents to which it or he is a party, and the consummation by such Vertex Party of the Transactions contemplated hereby and thereby, and the performance by such Vertex Party of its or his respective obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate or other action on the part of such Vertex Party, and no other action on the part of such Vertex Party is required to authorize the execution, delivery and performance of this Agreement and the consummation by such Vertex Party of the Transactions. This Agreement has been duly and validly executed and delivered by each Vertex Party and constitutes a legal, valid and binding obligation of each such Vertex Party enforceable against such Vertex Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

      3.3   CAPITALIZATION.

            (a) The authorized capital stock of Vertex Nevada as of the date of this Agreement consists of 750 million shares of Vertex Common Stock, and 50 million shares of Vertex Preferred Stock. Immediately prior to the Effective Time (but prior to the issuance of the Merger Consideration), there will be (i) 61,770,000 shares of Vertex Common Stock, 100 shares of Vertex Series B Preferred Stock and 0 shares of Vertex Series A Preferred Stock, issued and outstanding, all of which shares shall be owned in the amounts and by the holders set forth on SECTION 3.1(C)-2 of the Vertex Disclosure Schedule; (ii) no shares of Vertex Common Stock held in the treasury of Vertex; (iii) 6,000,000 shares of Vertex Common Stock reserved for future issuance pursuant to the exercise of outstanding options; and (iv) a sufficient number of shares of Vertex Common Stock reserved for future issuance pursuant to the exercise of the Make-Whole Warrants and the WWT Options. Except as described above, as of the Effective Time, there will be no shares of voting or non-voting capital stock, equity interests or other securities of Vertex Nevada authorized, issued, reserved for issuance or otherwise outstanding.

            (b) As of the Effective Time, all outstanding shares of Vertex Capital Stock will be duly authorized, validly issued, fully paid and non-assessable, and will not be subject to, or issued in violation of, any preemptive, subscription or any kind of similar rights. Vertex Nevada has no outstanding shares of Vertex Capital Stock subject to a right of repurchase that will survive the Merger.

            (c) There are no bonds, debentures, notes or other indebtedness of either Vertex LP or Vertex Nevada having the right to vote (or convertible into securities having the right to vote) on any matters on which partners of Vertex LP or stockholders of Vertex Nevada may vote. Except as set forth on SCHEDULE 3.3(C) of the Vertex Disclosure Schedules, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which any Vertex Party is a party or bound obligating any such Vertex Party to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any Vertex Party or obligating any Vertex Party to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. No Vertex Party is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) in any Person.

            (d) All of the issued and outstanding partnership interests of Vertex LP have been issued in compliance in all material respects with all applicable federal and state securities Laws. As of the Effective Time, all of the issued and outstanding shares of Vertex Capital Stock will have been issued in compliance in all material respects with all applicable federal and state securities Laws.

            (e) Except as set forth on SCHEDULE 3.3(E) of the Vertex Disclosure Schedules, there are no outstanding contractual obligations of any Vertex Party to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) or other security or equity interests of any Vertex Party. Except as set forth on SCHEDULE 3.3(E) of the Vertex Disclosure Schedules, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of any Vertex Party or to cause any Vertex Party to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of any Vertex Party.

            (f) Except as set forth on SCHEDULE 3.3(F) of the Vertex Disclosure Schedules, there are no voting trusts, proxies or other agreements, commitments or understandings to which any Vertex Party or, to the knowledge of any Vertex Party , any of the stockholders or partners of any Vertex Party, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of any Vertex Party.

      3.4 NON-CONTRAVENTION. Except as set forth on SCHEDULE 3.4 of the Vertex Disclosure Schedules, the execution, delivery and performance by the Vertex Parties of this Agreement or any applicable Collateral Document or the consummation by the Vertex Parties of the Transactions does not, and the consummation of the Transactions will not, (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of any of the Vertex Parties, (b) contravene, conflict with, or result in a violation or breach of any provision of any Law applicable to the Vertex Business, (c) require any consent or other action by any Person under, constitute a breach of or default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which any Vertex Party is entitled under any provision of any agreement or other instrument binding upon any Vertex Party or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the Vertex Business or (d) result in the creation or imposition of any Lien on any asset of any Vertex Party, which in the case of clauses (b) or (d) above would have a Material Adverse Effect on Vertex Nevada or, with respect to the Vertex Business, on Vertex LP.

      3.5 CONSENTS AND APPROVALS. Except as set forth on SCHEDULE 3.5 of the Vertex Disclosure Schedules, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by any of the Vertex Parties in connection with the execution, delivery and performance by the Vertex Parties of this Agreement or any applicable Collateral Document or for the consummation by the Vertex Parties of the Transactions, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on Vertex Nevada or, with respect to the Vertex Business, on Vertex LP.

      3.6 BOOKS AND RECORDS. Each of Vertex LP and Vertex Nevada has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of such Person. Neither Vertex LP nor Vertex Nevada has, in any manner that pertains to, or could affect, the Vertex Business, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of such Person.

      3.7 FINANCIAL STATEMENTS. The Vertex Financial Statements to be delivered to WWT prior to the Closing will be prepared from the books and records and fairly and accurately present the financial condition and the results of operations, income, expenses, assets, Liabilities (including all reserves), changes in shareholders' equity and cash flow of Vertex Nevada as of the respective dates of, and for the periods referred to in, such Vertex Financial Statements, in accordance with GAAP applied on a consistent basis throughout the periods indicated.

      3.8 TRANSFER. Upon consummation of the Transfer, the only assets and Liabilities of Vertex Nevada shall be the assets, Liabilities and Contracts as set forth on EXHIBIT C hereto. As of the Closing, the assets set forth on EXHIBIT C will, except as set forth on SCHEDULE 3.8, be owned by Vertex Nevada free and clear of any Liens and will be sufficient to operate the Vertex Business in the manner in which it is operating as of the date hereof. As of the Closing, there will be no Liabilities associated with the Vertex Business that are not set forth on EXHIBIT C. The assets and Contracts on EXHIBIT C include all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Vertex Business in which Vertex LP has any right, title or interest.

      3.9   TAXES.

            (a) FILING OF TAX RETURNS. Except as set forth on SCHEDULE 3.9(A) of the Vertex Disclosure Schedules, Vertex LP will duly and timely file (or caused to be filed) with the appropriate taxing authorities all Tax Returns required to be filed through the Closing Date. All such Tax Returns filed will, when filed, be complete and accurate in all respects. Except as set forth on
SCHEDULE 3.9(A) of the Vertex Disclosure Schedules, Vertex LP is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made against Vertex LP or its assets by an authority in a jurisdiction where Vertex LP does not file Tax Returns such that Vertex LP is or may be subject to taxation by that jurisdiction.

            (b) PAYMENT OF TAXES. Except as set forth on SCHEDULE 3.9(B) of the Vertex Disclosure Schedules, all Taxes owed and due by Vertex LP (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of Vertex LP, if any, (i) will not, as of December 31, 2007, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) to be set forth on the face of the Vertex Financial Statements (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Vertex LP in filing its Tax Returns. Since December 31, 2007, Vertex LP has not (i) incurred any Liability for Taxes other than in the Ordinary Course of Business or (ii) paid Taxes other than Taxes paid on a timely basis and in a manner consistent with past custom and practice.

            (c) AUDITS, INVESTIGATIONS, DISPUTES OR CLAIMS. Except as set forth on SCHEDULE 3.9(C) of the Vertex Disclosure Schedules, no deficiencies for Taxes are claimed, proposed or assessed by any taxing or other governmental authority against Vertex LP, and there are no pending or, to the knowledge of Vertex LP, threatened audits, investigations, disputes or claims or other actions for or relating to any Liability for Taxes with respect to Vertex LP, and there are no matters under discussion by or on behalf of Vertex LP with any Regulatory Authority, or known to Vertex LP, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to Vertex LP. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on SCHEDULE 3.9(C) of the Vertex Disclosure Schedules, and, except as set forth thereon, none of Vertex LP or any predecessor thereof has been notified that any taxing authority intends to audit a Tax Return for any other period. Vertex LP has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No power of attorney granted by Vertex LP with respect to any Taxes is currently in force.

            (d) LIEN. There are no Liens for Taxes (other than for current Taxes not yet due and payable) on any assets or capital stock of Vertex LP.

            (e) TAX ELECTIONS. All material elections with respect to Taxes affecting Vertex or any of its assets as of the Closing Date are set forth on
SCHEDULE 3.9(E) of the Vertex Disclosure Schedules. Vertex LP has not: (i) consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of its assets;
(ii) agreed, and is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) made an election, and is not required, to treat any of its assets as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired, and does not own, any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) made a consent dividend election under Section 565 of the Code; or (vi) made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local Tax provision.

            (f) PRIOR AFFILIATED GROUPS. Vertex LP is not and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. Vertex LP does not have any Liability for the Taxes of any Person
(i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by Contract, or (iv) otherwise.

            (g) TAX SHARING AGREEMENTS. There are no agreements for the sharing of Tax liabilities or similar arrangements (including indemnity arrangements) with respect to or involving Vertex LP or any of its assets or the Vertex Business, and, after the Closing Date, neither Vertex Nevada nor any of its assets or the Vertex Business shall be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

            (h)   PARTNERSHIPS AND SINGLE MEMBER LLCS. Except as set forth on
SCHEDULE 3.9(H) of the Vertex Disclosure Schedules, Vertex LP (i) is not subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) does not own a single member limited liability company which is treated as a disregarded entity, (iii) is not a shareholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) and (iv) is not a "personal holding company" as defined in Section 542 of the Code (or any similar provision of state, local or foreign law).

            (i) NO WITHHOLDING. Vertex LP has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897 of the Code. Vertex LP has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

            (j) INTERNATIONAL BOYCOTT. Vertex LP has not participated in and is not participating in an international boycott within the meaning of Section 999 of the Code.

            (k) PERMANENT ESTABLISHMENT. Except as set forth on SCHEDULE 3.9(K) of the Vertex Disclosure Schedules, Vertex LP does not have and has never had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

            (l) PARACHUTE PAYMENTS. Except as set forth on SCHEDULE 3.9(L) of the Vertex Disclosure Schedules, Vertex LP is not a party to any existing Contract, arrangement or plan that has resulted or would result (upon the Closing or otherwise), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280(G) of the Code.

            (m) TAX SHELTERS. Vertex LP has not participated in and Vertex LP is not now participating in, any transaction described in Section 6111(c) or (d) of the Code or Section 6112(b) of the Code or the Treasury Regulations thereunder, or in any reportable transaction described in such regulations.

      3.10  INTELLECTUAL PROPERTY.

            (a) Except as set forth on SCHEDULE 3.10 hereto, Vertex LP owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is necessary for the conduct of the Vertex Business

            (b) The Vertex Business, including the use of all owned and licensed Intellectual Property, does not infringe or misappropriate or otherwise materially violate the Intellectual Property rights of any third party, and no claim is pending or, to the knowledge of the Vertex Parties, threatened against Vertex LP alleging any of the foregoing.

            (c) To the knowledge of the Vertex Parties, (i) no third party is engaging in any activity that infringes or misappropriates the Intellectual Property owned or licensed by Vertex LP, and (ii) Vertex LP has not granted any material license or other right to any third party with respect to such Intellectual Property.

            (d) Vertex LP has made available to WWT all material correspondence and all written opinions in its possession relating to potential infringement or misappropriation (i) by Vertex LP of any Intellectual Property rights of any third party or (ii) by any third party of any of the Intellectual Property rights, owned or licensed, used in the Vertex Business.

            (e) Vertex LP has a license to use all software development tools, library functions, compilers and other third-party software that are used in the operation of the Vertex Business and are material to the Vertex Business, taken as a whole.

      3.11  CONTRACTS; NO DEFAULTS.

            (a) SCHEDULE 3.11(A) hereto sets forth a true and complete list of all contracts, agreements, leases, commitments or other understandings or arrangements, written or oral, express or implied, to which Vertex LP is a party, or affecting the Vertex Business, or by which Vertex LP or any of its property is bound or affected requiring payments to or from, or incurring of liabilities by, Vertex LP in excess of $50,000 (the "VERTEX CONTRACTS").

            (b) Except as set forth on SCHEDULE 3.11(B) hereto, Vertex LP has complied with and performed, in all material respects, all of its obligations required to be performed under and is not in default with respect to any of the Vertex Contracts, as of the date hereof, nor has any event occurred which has not been cured which, with or without the giving of notice, lapse of time, or both, would constitute a default in any respect thereunder. To the knowledge of the Vertex Parties, no other party has failed to comply with or perform, in all material respects, any of its obligations required to be performed under or is in material default with respect to any such Vertex Contracts, as of the date hereof, nor has any event occurred which, with or without the giving of notice, lapse of time or both, would constitute a material default in any respect by such party thereunder.

            (c) Except as set forth on SCHEDULE 3.11(C) hereto, to the knowledge of the Vertex Parties, there exists no facts or circumstances that would make a material default by any party to any contract or obligation likely to occur subsequent to the date hereof.

      3.12  EMPLOYEE BENEFITS.

            (a) SCHEDULE 3.12(A) of the Vertex Disclosure Schedules sets forth a complete list of all Employee Plans covering employees, directors or consultants or former employees, directors or consultants in, or related to, the Vertex Business. Vertex LP has delivered or made available to WWT true and complete copies of all Employee Plans, including written interpretations thereof and written descriptions thereof which have been distributed to Vertex LP's employees and for which Vertex LP has copies, all annuity contracts or other funding instruments relating thereto, and a complete description of all Employee Plans which are not in writing.

            (b) Neither Vertex LP nor any ERISA Affiliate sponsors, maintains, contributes to or has an obligation to contribute to, or has sponsored, maintained, contributed to or had an obligation to contribute to, any Pension Plan subject to Title IV of ERISA, or any Multiemployer Plan.

            (c) Each Welfare Plan which covers or has covered employees or former employees of Vertex LP or of its Affiliates in the Vertex Business and which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

            (d) There is no Legal Proceeding or Order outstanding, relating to or seeking benefits under any Employee Plan set forth on SCHEDULE 3.12(A) of the Vertex Disclosure Schedules, which is pending, threatened or anticipated against Vertex LP, any ERISA Affiliate or any Employee Plan.

            (e) Neither Vertex LP nor any ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Welfare Plan covering employees, directors or consultants or former employees, directors or consultants in, or related to, the Vertex Business.

            (f) There are no Liens arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Employee Plan set forth on SCHEDULE 3.12(A) of the Vertex Disclosure Schedules, or arising in connection with any excise tax or penalty tax with respect to such Employee Plan.

            (g) Each Employee Plan set forth on SCHEDULE 3.12(A) of the Vertex Disclosure Schedules has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable laws, including, without limitation, ERISA and the Code.

            (h) Vertex LP and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Law or required to be paid as expenses or as Taxes under applicable Laws, under such Employee Plan, and Vertex LP and its ERISA Affiliates shall continue to do so through the Closing Date.

            (i)   Vertex LP has no Employee Plan intended to qualify under
Section 401 of the Code.

            (j) Neither the execution and delivery of this Agreement or other related agreements by the Vertex Parties nor the consummation of the Transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

            (k) Neither Vertex LP nor any ERISA Affiliate has incurred any liability with respect to any Employee Plan, which may create, or result in any liability to Vertex Nevada.

      3.13 LABOR MATTERS; EMPLOYEES. Except as set forth on SCHEDULE 3.13 of the Vertex Disclosure Schedules, Vertex LP is not a party to any collective bargaining or other labor contract. There has not been, there is not presently pending or existing, and, to the knowledge of any of the Vertex Parties, there is not threatened (i) any strike, slowdown, picketing, work stoppage or employee grievance process against Vertex LP or the Vertex Business; (ii) any Legal Proceeding against or affecting Vertex LP or the Vertex Business relating to the alleged violation of any Law or Order pertaining to labor relations or employment matters; or (iii) union organizing campaign or any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Vertex LP, and no such action is contemplated by Vertex LP. Vertex LP has complied with all material Laws relating to employment, equal employment opportunity, nondiscrimination, harassment, retaliation, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational health and safety, and plant closing. Vertex LP is not liable for the payment of any compensation, damages, Taxes, fines, penalties or other amounts (including, without limitation, amounts related to workplace safety and insurance), however designated, for failure to comply with any of the foregoing Laws.

      3.14  LEGAL PROCEEDINGS. There is no material Legal Proceeding or Order
(a) pending or, to the knowledge of any of the Vertex Parties, threatened or anticipated against or affecting the Vertex Business (or to the knowledge of any of the Vertex Parties, pending or threatened, against any of the officers, directors or employees of Vertex LP with respect to their business activities related to or affecting the Vertex Business); (b) that challenges or that may have the effect of preventing, making illegal, delaying or otherwise interfering with any of the Transactions; or (c) related to the Vertex Business. To the knowledge of the Vertex Parties, there is no reasonable basis for any such Legal Proceeding or Order. To the knowledge of the Vertex Parties, no officer, director, partner, agent or employee of Vertex LP is subject to any Order that prohibits such officer, director, partner, agent or employee from engaging in or continuing any conduct, activity, or practice relating to the Vertex Business. The Vertex Business is not subject to any Order of any Regulatory Authority and Vertex LP is not engaged in any Legal Proceeding relating to the Vertex Business to recover monies due it or for damages sustained by it. Vertex LP is not and has not been in default with respect to any Order relating to the Vertex Business, and there are no unsatisfied judgments against Vertex LP relating to the Vertex Business. There are no Orders or agreements with, or Liens by, any Regulatory Authority or quasi-governmental entity relating to any environmental Law, which regulate, obligate, bind or in any way affect Vertex LP or any property on which Vertex LP operates the Vertex Business. SCHEDULE 3.14 sets forth all litigation that the Vertex Parties are subject to, none of which litigation challenges or may have the effect of preventing, making illegal, delaying or otherwise interfering with any of the Transactions or is related in any way to the Vertex Business.

      3.15  COMPLIANCE WITH LAW.

            (a) To the knowledge of Vertex LP, the conduct of the Vertex Business is and at all times has been in compliance with all Laws or Orders applicable to the conduct and operations of the Vertex Business. Vertex LP has not received any notice to the effect that, or otherwise been advised of (i) any actual, alleged, possible or potential violation of, or failure to comply with, any such Laws or Orders or (ii) any actual, alleged, possible or potential obligation on the part of Vertex LP to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to the Vertex Business. No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by Vertex LP of, or a failure on the part of Vertex LP, any such Laws or Orders or (ii) may give rise to any obligation on the part of Vertex LP to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except, in either case separately or the cases together, where such violation or failure to comply could not reasonably be expected to have a Material Adverse Effect on, the Vertex Business.

            (b) None of Vertex LP, or any of its directors, officers or Representatives or to the knowledge of Vertex LP, any employee or other Person affiliated with or acting for or on behalf of Vertex LP, has, directly or indirectly, (i) made any contribution, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of Vertex or any of its Affiliates or (D) in violation of any Laws of the United States (including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. Sections 78dd-1 et seq.)) or any laws of any other country having jurisdiction; or (ii) established or maintained any fund or asset that has not been recorded in the books and records of Vertex LP.

      3.16 PERMITS. SCHEDULE 3.16(A) of the Vertex Disclosure Schedules sets forth a complete list of all Permits held by Vertex LP and used in the conduct of the Vertex Business, and such Permits collectively constitute all of the Permits necessary for Vertex LP to lawfully conduct and operate the Vertex Business, as it is presently conducted and to permit Vertex LP to own and use its assets in the manner in which they are presently owned and used in connection with the Vertex Business. All of such Permits will be transferred to Vertex Nevada on or prior to the Closing, and no third-party consent is required in connection therewith. Except as set forth on SCHEDULE 3.16(B) of the Vertex Disclosure Schedules, Vertex LP is and at all times has been in compliance with all material Permits applicable to it or to the conduct and operations of the Vertex Business. Vertex LP has not received any notice to the effect that, or otherwise been advised of (i) any actual, alleged, possible or potential violation of, or failure to comply with, any such Permits or (ii) any actual, alleged, possible or potential revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit set forth on or required to be set forth on SCHEDULE 3.16(A) of the Vertex Disclosure Schedules. No event has occurred, and to Vertex LP's knowledge no circumstance exists, that (with or without notice or lapse of time) (i) may constitute or result directly or indirectly in a violation by Vertex LP of, or a failure on the part of Vertex LP to comply with, any such Permits or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit set forth on or required to be set forth on SCHEDULE

3.16(A) of the Vertex Disclosure Schedules. All applications for or renewals of all Permits have been timely filed and made and no Permit will expire or be terminated as a result of the consummation of the transactions contemplated by this Agreement. No present or former shareholder, partner, director, officer or employee of Vertex LP or any Affiliate thereof, or any other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit that Vertex LP owns, possesses or uses.

      3.17 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3.17 of the Vertex Disclosure Schedules, since December 31, 2007, there has not been any: (a) Material Adverse Effect with respect to the Vertex Business, and no event has occurred and no circumstance exists that may result in such a Material Adverse Effect other than Material Adverse Effects resulting from historical seasonality of the Vertex Business; (b) purchase, redemption, retirement or other acquisition by Vertex LP of any Vertex partnership interests or other equity interest of Vertex LP; (c) amendments to the Organizational Documents of Vertex LP; (d) payment or increase by Vertex LP of any bonuses, salaries or other compensation (including management or other similar fees) or entry into any employment, severance or similar Contract with any employee engaged in the Vertex Business, other than increases in salary to employees made in the Ordinary Course of Business; (e) adverse change in employee relations which has or is reasonably likely to have a Material Adverse Effect on Vertex LP as relates to the Vertex Business; (f) damage to or destruction or loss of any of the assets or property of Vertex LP relating to the Vertex Business, whether or not covered by insurance, that could reasonably be expected to constitute a Material Adverse Effect on Vertex LP as relates to the Vertex Business; (g) entry into, termination or acceleration of, or receipt of notice of termination by Vertex LP of (1) any material license, distributorship, dealer, sales representative, joint venture, credit or similar agreement relating to the Vertex Business, or (2) any Contract or transaction involving a Liability by or to Vertex LP (other than the Liabilities relating to the Vertex Business incurred in the Ordinary Course of Business since December 31, 2007); (h) sale (other than sales of inventory in the Ordinary Course of Business, if any), lease or other disposition of any of the assets or property of Vertex LP relating to the Vertex Business; (i) mortgage, pledge or imposition of any Lien on any assets or property of Vertex LP relating to the Vertex Business, including the sale, lease or other disposition of any of its Intellectual Property relating to the Vertex Business; (j) (1) delay or failure to repay when due any obligation of Vertex LP, which delay or failure could have a Material Adverse Effect on Vertex LP as relates to the Vertex Business, or (2) delay or failure to repay when due any obligation of Vertex LP which delay or failure could have a Material Adverse Effect on Vertex LP as relates to the Vertex Business; (k) cancellation or waiver by Vertex LP of any claims or rights with a value to Vertex LP relating to the Vertex Business in excess of Fifty Thousand Dollars ($50,000) individually or in the aggregate; (l) failure by Vertex LP to use reasonable efforts to preserve intact the current business organization of Vertex LP relating to the Vertex Business, and maintain the relations and goodwill with its suppliers, customers, landlords, creditors, employees, licensors, resellers, distributors, agents and others having business relationships with them relating to the Vertex Business where such failure could reasonably be expected to have a Material Adverse Effect on Vertex LP as relates to the Vertex Business; (m) licensing out on an exclusive basis or other than in the Ordinary Course of Business, disposition or lapsing of any Intellectual Property or any disclosure to any Person of any trade secret or other confidential information without appropriate protections in place; (n) change in the accounting methods, principles or practices used by Vertex LP; (o) capital expenditures by Vertex LP relating to the Vertex Business in excess of $20,000 individually or $50,000 in the aggregate; or (p) agreement, whether oral or written, by Vertex LP with respect to or to do any of the foregoing other than as expressly provided for herein. Vertex LP is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3.17, "INSOLVENT" means (i) the present fair saleable value of Vertex LP's assets is less than the amount required to pay Vertex LP's total indebtedness, contingent or otherwise, (ii) Vertex LP is unable to pay its debts and Liabilities, subordinated, contingent or otherwise, as such debts and Liabilities become absolute and matured, (iii) Vertex LP intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) Vertex LP has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

      3.18 INSURANCE. SCHEDULE 3.18 of the Vertex Disclosure Schedules sets forth a complete and accurate list (showing as to each policy or binder the carrier, policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) of all policies or binders of insurance of any kind or nature covering the Vertex Business, or any employees, properties or assets of Vertex LP relating to the Vertex Business, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force an effect. Vertex LP is not in default under any of such policies or binders, and Vertex LP has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion.

      3.19 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Vertex LP which has the effect of prohibiting or materially impairing (a) any current or future business practice of Vertex LP or (b) any acquisition of any Person or property by Vertex LP, except in each of clauses (a) and (b) for any such prohibitions or impairments that would not reasonably be expected to have a Material Adverse Effect on Vertex LP as relates to the Vertex Business.

      3.20 RELATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 3.20 of the Vertex Disclosure Schedules, none of Vertex LP, any Affiliate thereof, holders of the ownership interest of Vertex LP or any Affiliate or Family Member thereof is presently or has, since December 31, 2007, borrowed any moneys from or has any outstanding debt or other obligations to Vertex LP or is presently a party to any transaction with Vertex LP relating to the Vertex Business. Except as set forth on SCHEDULE 3.20 of the Vertex Disclosure Schedules, none of Vertex LP any Affiliate thereof, or any director, officer, partner or key employee of any such Persons (a) owns any direct or indirect interest of any kind in (except for ownership of less than 1% of any public company, provided, that such owner's role is that solely of a passive investor), or controls or is a director, officer, employee or partner of, consultant to, lender to or borrower from, or has the right to participate in the profits of, any Person which is (i) a competitor, supplier, customer, landlord, tenant, creditor or debtor of Vertex LP, (ii) engaged in a business related to the Vertex Business or (iii) a participant in any transaction to which Vertex LP is a party, or (b) is a party to any Contract with Vertex LP. Except as set forth on SCHEDULE 3.20 of the Vertex Disclosure Schedules, Vertex LP has no Contract or understanding with any officer, director or key employee of Vertex LP or any of Vertex LP's partners or any Affiliate or Family Member thereof with respect to the subject matter of this Agreement, the consideration payable hereunder or any other matter.
SCHEDULE 3.20 sets forth each transaction that Vertex Nevada and Vertex LP would be required to disclose for the past three years pursuant to Item 404 of Regulation S-K of the Securities Act, as if such Person were subject to such disclosure requirements.

      3.21 BROKERS OR FINDERS. Except as set forth on SCHEDULE 3.21 of the Vertex Disclosure Schedules, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Vertex LP or its Affiliates in connection with the transactions contemplated by this Agreement, and neither Vertex LP nor any of its Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transactions contemplated by this Agreement.

      3.22 NO OTHER AGREEMENTS. Except as set forth on SCHEDULE 3.22 of the Vertex Disclosure Schedules, and other than this Agreement or any agreement contemplated hereby, neither Vertex LP, nor any of its partners, officers, directors or Affiliates has any legal obligation, absolute or contingent, to any other Person to sell, assign or transfer any partnership or other equity interest in Vertex LP or to effect any merger, consolidation or other reorganization of Vertex LP or to enter into any agreement with respect thereto.

      3.23 DISCLOSURE. No representation or warranty of the Vertex Parties in this Agreement or in any Collateral Document and no statement in any certificate furnished or to be furnished by any of the Vertex Parties pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

      3.24  REAL PROPERTY; TITLE TO PROPERTY.

            (a) Vertex LP does not own any real property or any interest, other than a leasehold interest, in any real property. SCHEDULE 3.24(A) of the Vertex Disclosure Schedules lists and describes all real property leased by Vertex LP and all subleases thereto, in each case that relates to the Vertex Business. Except for leases and subleases listed on SCHEDULE 3.24(A) of the Vertex Disclosure Schedules, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to purchase, use or occupy any real property used in connection with the Vertex Business or any portion thereof or interest in any such real property.

            (b) Vertex LP has good and marketable title to all of its properties, interests in properties and assets, real and personal, used in connection with the Vertex Business or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, Liens, pledges, charges or encumbrances of any kind or character, except (i) Liens for current Taxes not yet due and payable or which are being contested by Vertex LP in good faith, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) any Liens set forth on SCHEDULE
3.24 of the Vertex Disclosure Schedules. The properties and equipment of Vertex LP that are used in the operation of the Vertex Business are in good operating condition subject to normal wear and tear. All material properties used in the Vertex Business are set forth on EXHIBIT C hereto.

      3.25 STATUS OF VERTEX NEVADA. Since its inception, Vertex Nevada has been, and until immediately prior to the Transfer (which will occur immediately prior to the Effective Time), Vertex Nevada shall remain, a shell company with no assets, Liabilities, Contracts (other than this Agreement) or operations.

      3.26 CONDUCT OF BUSINESS. Prior to the Closing Date, Vertex LP shall conduct the Vertex Business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of WWT, except in the regular course of business. Except as otherwise provided herein, neither Vertex LP nor Vertex Nevada shall amend its respective Organizational Documents, declare dividends, redeem or sell stock, partnership or other securities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any material balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount or enter into any other transaction other than in the regular course of business.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF WWT

      WWT represents and warrants to the Vertex Parties that the statements contained in this Article 4 are true, complete and correct as of the date of this Agreement and will be correct and complete as of the Closing Date (and as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement); except as the same may be qualified or limited by the WWT Disclosure Schedules and except as may be disclosed in documents filed by WWT from time to time with the SEC (the "SEC REPORTS"):

      4.1   ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) WWT is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted, which such jurisdictions are set forth on SCHEDULE 4.1(A) hereto of the WWT Disclosure Schedules.

            (b) WWT is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) has not had and would not reasonably be expected to have a Material Adverse Effect on WWT.

            (c) WWT has delivered or made available to the Vertex Parties complete and correct copies of its Organizational Documents, in each case as amended to the date hereof. All of the outstanding shares of capital stock or other ownership interests of each Subsidiary of WWT have been validly issued and are fully paid and nonassessable and owned by WWT, free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities Laws.

            (d) There are no outstanding (i) securities of WWT or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other ownership interests in any Subsidiary of WWT, or (ii) options or other rights to acquire from WWT or any of its Subsidiaries, or other obligation of WWT or any of its Subsidiaries to issue, any capital stock or other ownership interests in, or any securities convertible into or exchangeable for any capital stock or other ownership interests in, any Subsidiary of WWT.

            (e) Except for ownership of less than 1% in any publicly traded company and the capital stock or other ownership interests of its Subsidiaries, WWT does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. No Subsidiary of WWT owns any shares of WWT Capital Stock.

            (f) SCHEDULE 3.1 of the WWT Disclosure Schedules sets forth each Subsidiary of WWT as of the date of this Agreement.

      4.2 AUTHORIZATION; ENFORCEABILITY. WWT has the requisite power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and any Collateral Documents to which it is a party and each other agreement, document, instrument or certificate contemplated by this Agreement and/or any Collateral Documents or to be executed by WWT in connection with the consummation of the Transactions, and, subject to approval of the stockholders of WWT, to consummate the Transactions. The execution and delivery by WWT of this Agreement and any applicable Collateral Documents, and the consummation by WWT of the Transactions contemplated hereby, and the performance by WWT of its obligations hereunder, have been duly and validly authorized by all necessary corporate or other action on the part of WWT, subject to adoption of this Agreement by the stockholders of WWT, and no other action on the part of WWT is required to authorize the execution, delivery and performance of this Agreement and the consummation by WWT of the Transactions. This Agreement has been duly and validly executed and delivered by WWT and constitutes a legal, valid and binding obligation of WWT enforceable against WWT in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

      4.3   CAPITALIZATION.

            (a) The authorized capital stock of WWT as of the date of this Agreement consists of 100,000,000 shares of WWT Common Stock and 10,000,000 shares of Preferred Stock (of which 9,100,000 shares have been designated as WWT Series A Preferred Stock and 500,000 shares have been designated as WWT Series B Preferred Stock). As of the date of this Agreement, (i) there are 27,596,591 shares of WWT Common Stock, 4,619,481 shares of WWT Series A Preferred Stock, and 244,615 shares of WWT Series B Preferred Stock issued and outstanding; and
(ii) no shares of WWT Common Stock are held in the treasury of WWT. SCHEDULE 4.3(A) of the WWT Disclosure Schedules set forth the options and warrants to acquire WWT Capital Stock outstanding as of the date hereof. Except as described above, as of the close of business on the day prior to the date hereof, there were no shares of voting or non-voting capital stock, equity interests or other securities of WWT authorized, issued, reserved for issuance or otherwise outstanding.

            (b) All outstanding shares of WWT Capital Stock are duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any preemptive, subscription or any kind of similar rights. WWT has no outstanding shares of WWT Capital Stock subject to a right of repurchase that will survive the Merger.

            (c) There are no bonds, debentures, notes or other indebtedness of WWT having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of WWT may vote. Except as set forth in the SEC Reports, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which WWT is a party or bound obligating WWT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of WWT or obligating WWT to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Neither WWT nor its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) in any Person.

            (d) All of the issued and outstanding shares of WWT Capital Stock were issued in compliance in all material respects with all applicable federal and state securities Laws.

            (e) Except as set forth in the SEC Reports, there are no outstanding contractual obligations of WWT to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) or other security or equity interests of WWT. Except as set forth in the SEC Reports, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of WWT or any of its Subsidiaries or to cause WWT or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of WWT or any of its Subsidiaries.

            (f) Except as set forth in the SEC Reports, there are no voting trusts, proxies or other agreements, commitments or understandings to which WWT or any of its Subsidiaries or, to the knowledge of WWT, any of the stockholders of WWT, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of WWT or any of its Subsidiaries.

      4.4   NON-CONTRAVENTION. Except as set forth in the SEC Reports and
SCHEDULE 4.4 to the WWT Disclosure Schedules, the execution, delivery and performance of this Agreement by WWT does not and, subject to obtaining shareholder adoption of this Agreement, the consummation of the Transactions will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of WWT, (b) contravene, conflict with, or result in a violation or breach of any provision of any Law applicable to WWT, (c) require any consent or other action by any Person under, constitute a breach of or default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which WWT or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon WWT or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of WWT and its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of WWT or any of its Subsidiaries, which in the case of clauses (b) or (d) above would have a Material Adverse Effect on WWT.

      4.5 CONSENTS AND APPROVALS. Except as set forth in the SEC Reports, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by WWT in connection with the execution, delivery and performance by WWT of this Agreement or any applicable Collateral Document or for the consummation by WWT of the Transactions, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on WWT.

      4.6 BOOKS AND RECORDS. WWT has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of WWT pertaining to its business. WWT has not, in any manner that pertains to, or could affect, its business, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of WWT.

      4.7 FINANCIAL STATEMENTS. Included in the SEC Reports are the WWT Financial Statements. The WWT Financial Statements have been prepared from the books and records and fairly and accurately present the financial condition and the results of operations, income, expenses, assets, Liabilities (including all reserves), changes in shareholders' equity and cash flow of WWT as of the respective dates of, and for the periods referred to in, such WWT Financial Statements, in accordance with GAAP applied on a consistent basis throughout the periods indicated. WWT maintains a standard system of accounting established and administered in accordance with GAAP.

      4.8 NO UNDISCLOSED LIABILITIES. Except as set forth in the SEC Reports or on SCHEDULE 4.8 of the WWT Disclosure Schedules, WWT has no Liabilities due or to become due except (a) Liabilities that are reflected in the WWT Financial Statements which have not been paid or discharged since the date of the WWT Financial Statements, (b) Liabilities incurred in the Ordinary Course of Business since the date of the WWT Financial Statements (none of which relates to any default under any Contract, breach of warranty, tort, infringement or violation of any Law or arose out of any Legal Proceeding) and none of which would have a Material Adverse Effect on WWT, and (c) Liabilities which are satisfied by WWT prior to the Closing.

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

      4.9   TAXES.

            (a) FILING OF TAX RETURNS. WWT has duly and timely filed (or caused to be filed) with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof. All such Tax Returns filed are complete and accurate in all respects. WWT is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made against WWT or its assets by an authority in a jurisdiction where WWT does not file Tax Returns such that WWT is or may be subject to taxation by that jurisdiction.

            (b) PAYMENT OF TAXES. All Taxes owed and due by WWT (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of WWT, if any,
(i) did not, as of the date of WWT Financial Statements, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the WWT Financial Statements (rather than in any notes thereto), and (ii) have not exceeded that reserve as adjusted for operations and transactions through the date hereof in accordance with the past custom and practice of WWT in filing its Tax Returns. Since the WWT Financial Statements Date, WWT has not (i) incurred any Liability for Taxes other than in the Ordinary Course of Business or (ii) paid Taxes other than Taxes paid on a timely basis and in a manner consistent with past custom and practice.

            (c) AUDITS, INVESTIGATIONS, DISPUTES OR CLAIMS. No deficiencies for Taxes are claimed, proposed or assessed by any taxing or other governmental authority against WWT, and there are no pending or, to the knowledge of WWT, threatened audits, investigations, disputes or claims or other actions for or relating to any Liability for Taxes with respect to WWT, and there are no matters under discussion by or on behalf of WWT with any Regulatory Authority, or known to WWT, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to WWT. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on SCHEDULE 4.9(C) of the WWT Disclosure Schedules, and, except as set forth thereon, none of WWT, any Subsidiary thereof, or any predecessor thereof has been notified that any taxing authority intends to audit a Tax Return for any other period. WWT has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No power of attorney granted by WWT with respect to any Taxes is currently in force.

            (d) LIEN. There are no Liens for Taxes (other than for current Taxes not yet due and payable) on any assets or capital stock of WWT.

            (e) TAX ELECTIONS. All material elections with respect to Taxes affecting WWT or any of its respective assets as of the date hereof are set forth on SCHEDULE 4.9(E) of the WWT Disclosure Schedules. WWT has not: (i) consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of its assets;
(ii) agreed, and is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) made an election, and is not required, to treat any of its assets as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired, and does not own, any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) made a consent dividend election under Section 565 of the Code; or (vi) made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local Tax provision.

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

            (f) PRIOR AFFILIATED GROUPS. WWT is not and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. WWT does not have any Liability for the Taxes of any Person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by Contract, or
(iv) otherwise.

            (g) TAX SHARING AGREEMENTS. There are no agreements for the sharing of Tax liabilities or similar arrangements (including indemnity arrangements) with respect to or involving WWT (or any of its Subsidiaries) or any of its assets or business, and, after the Closing Date, neither WWT nor any of its assets shall be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

            (h) PARTNERSHIPS AND SINGLE MEMBER LLCS. WWT (i) is not subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) does not own a single member limited liability company which is treated as a disregarded entity, (iii) is not a shareholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) and (iv) is not a "personal holding company" as defined in Section 542 of the Code (or any similar provision of state, local or foreign law).

            (i) NO WITHHOLDING. WWT has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897 of the Code. WWT has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of any other provision of law.

            (j) INTERNATIONAL BOYCOTT. WWT has not participated in and is not participating in an international boycott within the meaning of Section 999 of the Code.

            (k) PERMANENT ESTABLISHMENT. WWT does not have and has never had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

            (l) PARACHUTE PAYMENTS. WWT is not a party to any existing Contract, arrangement or plan that has resulted or would result (upon the Closing or otherwise), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280(G) of the Code.

            (m) TAX SHELTERS. Neither WWT nor any Subsidiary has participated in and WWT is not now participating in, any transaction described in Section 6111(c) or (d) of the Code or Section 6112(b) of the Code or the Treasury Regulations thereunder, or in any reportable transaction described in such regulations.

      4.10  CONTRACTS; NO DEFAULTS.

            (a) The Exhibit Index to WWT's Annual Report on Form 10-K for the year ended December 31, 2007 sets forth a true and complete list of all contracts, agreements, leases, commitments or other understandings or arrangements, written or oral, express or implied, to which WWT is a party, or affecting its business or by which WWT or any of its property is bound or affected requiring payments to or from, or incurring of liabilities by, WWT in excess of $50,000 (the "WWT CONTRACTS").

            (b) Except as set forth in the SEC Reports, WWT has complied with and performed, in all material respects, all of its obligations required to be performed under and is not in default with respect to any of the WWT Contracts, as of the date hereof, nor has any event occurred which has not been cured which, with or without the giving of notice, lapse of time, or both, would constitute a default in any respect thereunder. To the knowledge of WWT, no other party has failed to comply with or perform, in all material respects, any of its obligations required to be performed under or is in material default with respect to any such WWT Contracts, as of the date hereof, nor has any event occurred which, with or without the giving of notice, lapse of time or both, would constitute a material default in any respect by such party thereunder.

            (c) Except as set forth in the SEC Reports, to the knowledge of WWT, there exists no facts or circumstances that would make a material default by any party to any contract or obligation likely to occur subsequent to the date hereof.

      4.11  EMPLOYEE BENEFITS.

            (a)   The SEC Reports include a complete list of all Employee Plans
(i) covering employees, directors or consultants or former employees, directors or consultants in, or related to, WWT and/or (ii) with respect to which Surviving Corporation may incur any Liability. WWT has delivered or made available to Vertex true and complete copies of all Employee Plans, including written interpretations thereof and written descriptions thereof which have been distributed to WWT's employees and for which WWT has copies, all annuity contracts or other funding instruments relating thereto, and a complete description of all Employee Plans which are not in writing.

            (b) Neither WWT nor any ERISA Affiliate sponsors, maintains, contributes to or has an obligation to contribute to, or has sponsored, maintained, contributed to or had an obligation to contribute to, any Pension Plan subject to Title IV of ERISA, or any Multiemployer Plan.

            (c) Each Welfare Plan which covers or has covered employees or former employees of WWT or of its Affiliates in the Business and which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

            (d) There is no Legal Proceeding or Order outstanding, relating to or seeking benefits under any Employee Plan set forth in the SEC Reports, which is pending, threatened or anticipated against WWT, any ERISA Affiliate or any Employee Plan.

            (e) Neither WWT nor any ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Welfare Plan
(i) covering employees, directors or consultants or former employees, directors or consultants in, or related to, WWT and (ii) with respect to which Surviving Corporation may incur any Liability.

            (f) There are no Liens arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Employee Plan set forth in the SEC Reports, or arising in connection with any excise tax or penalty tax with respect to such Employee Plan.

            (g) Each Employee Plan set forth in the SEC Reports has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable laws, including, without limitation, ERISA and the Code.

            (h) WWT and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Law or required to be paid as expenses or as Taxes under applicable Laws, under such Employee Plan, and WWT and its ERISA Affiliates shall continue to do so through the Closing Date.

            (i) WWT has no Employee Plan intended to qualify under Section 401 of the Code.

            (j) Except as set forth on SCHEDULE 4.11(J) of the WWT Disclosure Schedules, neither the execution and delivery of this Agreement or other related agreements by WWT nor the consummation of the Transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

            (k) Neither WWT nor any ERISA Affiliate has incurred any liability with respect to any Employee Plan, which may create, or result in any liability to Surviving Corporation.

      4.12 LABOR MATTERS; EMPLOYEES. WWT is not a party to any collective bargaining or other labor contract. There has not been, there is not presently pending or existing, and, to the knowledge of WWT, there is not threatened (i) any strike, slowdown, picketing, work stoppage or employee grievance process against WWT or its business; (ii) any Legal Proceeding against or affecting WWT or its business relating to the alleged violation of any Law or Order pertaining to labor relations or employment matters; or (iii) union organizing campaign or any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by WWT, and no such action is contemplated by WWT. WWT has complied with all material Laws relating to employment, equal employment opportunity, nondiscrimination, harassment, retaliation, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational health and safety, and plant closing. WWT is not liable for the payment of any compensation, damages, Taxes, fines, penalties or other amounts (including, without limitation, amounts related to workplace safety and insurance), however designated, for failure to comply with any of the foregoing Laws.

      4.13 LEGAL PROCEEDINGS. There is no Legal Proceeding or Order (a) pending or, to the knowledge of WWT, threatened or anticipated against or affecting WWT, its assets or its business (or to the knowledge of WWT, pending or threatened, against any of the officers, directors or employees of WWT with respect to their business activities related to or affecting WWT's business); (b) that challenges or that may have the effect of preventing, making illegal, delaying or otherwise interfering with any of the Transactions; or (c) related to WWT's business or WWT's assets to which WWT is otherwise a party. To the knowledge of WWT, there is no reasonable basis for any such Legal Proceeding or Order. To the knowledge of WWT, no officer, director, agent or employee of WWT is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity, or practice relating to WWT's business. Except as set forth in the SEC Reports, neither WWT, its assets or its business is subject to any Order of any Regulatory Authority and WWT is not engaged in any Legal Proceeding to recover monies due it or for damages sustained by it. WWT is not and has not been in default with respect to any Order, and there are no unsatisfied judgments against WWT, its assets or its business. There is not a reasonable likelihood of an adverse determination of any pending Legal Proceedings. There are no Orders or agreements with, or Liens by, any Regulatory Authority or quasi-governmental entity relating to any environmental Law, which regulate, obligate, bind or in any way affect WWT or any property on which WWT operates its business.

      4.14  COMPLIANCE WITH LAW.

            (a) WWT, to its knowledge, and the conduct of WWT's business are and at all times have been in compliance with all Laws or Orders applicable to them or to the conduct and operations of WWT's business. WWT has not received any notice to the effect that, or otherwise been advised of (i) any actual, alleged, possible or potential violation of, or failure to comply with, any such Laws or Orders or (ii) any actual, alleged, possible or potential obligation on the part of WWT to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by WWT of, or a failure on the part of WWT, any such Laws or Orders or
(ii) may give rise to any obligation on the part of WWT to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except, in either case separately or the cases together, where such violation or failure to comply could not reasonably be expected to have a Material Adverse Effect on WWT.

            (b) None of WWT, or any of its directors, officers or Representatives or to the knowledge of WWT, any employee or other Person affiliated with or acting for or on behalf of WWT, has, directly or indirectly,
(i) made any contribution, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of WWT or any of its Affiliates or (D) in violation of any Laws of the United States (including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. Sections 78dd-1 et seq.)) or any laws of any other country having jurisdiction; or (ii) established or maintained any fund or asset that has not been recorded in the books and records of WWT.

      4.15 PERMITS. SCHEDULE 4.15(A) of the WWT Disclosure Schedules sets forth a complete list of all Permits held by WWT or used in the conduct of its business, and such Permits collectively constitute all of the Permits necessary for WWT to lawfully conduct and operate its business, as it is presently conducted and to permit WWT to own and use its assets in the manner in which they are presently owned and used. WWT is and at all times has been in compliance with all material Permits applicable to it or to the conduct and operations of WWT's business. WWT has not received any notice to the effect that, or otherwise been advised of (i) any actual, alleged, possible or potential violation of, or failure to comply with, any such Permits or (ii) any actual, alleged, possible or potential revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit set forth on or required to be set forth on SCHEDULE 4.15(A) of the WWT Disclosure Schedules. No event has occurred, and to WWT's knowledge no circumstance exists, that (with or without notice or lapse of time) (i) may constitute or result directly or indirectly in a violation by WWT of, or a failure on the part of WWT to comply with, any such Permits or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit set forth on or required to be set forth on SCHEDULE 4.15(A) of the WWT Disclosure Schedules. All applications for or renewals of all Permits have been timely filed and made and no Permit will expire or be terminated as a result of the consummation of the transactions contemplated by this Agreement. No present or former shareholder, director, officer or employee of WWT or any Affiliate thereof, or any other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit that WWT owns, possesses or uses.

      4.16 ABSENCE OF CERTAIN CHANGES. Except as set forth in the SEC Reports, since the date of the WWT Financial Statements, there has not been any: (a) purchase, redemption, retirement or other acquisition by WWT of any WWT Capital Stock or other equity interest of WWT; (b) amendments to the Organizational Documents of WWT; (c) payment or increase by WWT of any bonuses, salaries or other compensation (including management or other similar fees) or entry into any employment, severance or similar Contract with any employee engaged in WWT's business and which the Surviving Corporation is required to hire after Closing, other than increases in salary to employees made in the Ordinary Course of Business; (d) adverse change in employee relations which has or is reasonably likely to have a Material Adverse Effect on WWT's business; (e) entry into, termination or acceleration of, or receipt of notice of termination by WWT of
(1) any material license, distributorship, dealer, sales representative, joint venture, credit or similar agreement relating to WWT's business, or (2) any Contract or transaction involving a Liability by or to WWT for which the Surviving Corporation may be liable after the Closing (other than the Liabilities set forth in the SEC Reports, Liabilities reflected on the WWT Financial Statements which have not been paid or discharged since the date of the WWT Financial Statements, and Liabilities relating to WWT's business incurred in the Ordinary Course of Business since the date of the WWT Financial Statements); (f) mortgage, pledge or imposition of any Lien on any assets or property of WWT relating to WWT's business, including the sale, lease or other disposition of any of its Intellectual Property relating to WWT's business; (j)
(1) delay or failure to repay when due any obligation of WWT, which delay or failure could have a Material Adverse Effect on WWT, other than such items as have been specifically documented to WWT in writing or (2) delay or failure to repay when due any obligation of WWT which delay or failure could have a Material Adverse Effect on WWT, WWT's business or on any assets or property of WWT relating to WWT's business; (g) cancellation or waiver by WWT of any claims or rights with a value to WWT relating to its business in excess of Fifty Thousand Dollars ($50,000) individually or in the aggregate; (h) licensing out on an exclusive basis or other than in the Ordinary Course of Business, disposition or lapsing of any Intellectual Property or any disclosure to any Person of any trade secret or other confidential information without appropriate protections in place; (n) change in the accounting methods, principles or practices used by WWT; or (i) agreement, whether oral or written, by WWT with respect to or to do any of the foregoing other than as expressly provided for herein.

      4.17 INSURANCE. SCHEDULE 4.17 of the WWT Disclosure Schedules sets forth a complete and accurate list (showing as to each policy or binder the carrier, policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) of all policies or binders of insurance of any kind or nature covering WWT, its business, or any employees, properties or assets of WWT relating to its business, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force an effect. WWT is not in default under any of such policies or binders, and WWT has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion.

      4.18 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in the SEC Reports, there is no agreement, judgment, injunction, order or decree binding upon WWT or any of its Subsidiaries which has the effect of prohibiting or materially impairing (a) any current or future business practice of WWT or any of its Subsidiaries or (b) any acquisition of any Person or property by WWT or any of its Subsidiaries, except in each of clauses (a) and (b) for any such prohibitions or impairments that would not reasonably be expected to have a Material Adverse Effect on WWT.

      4.19 RELATED PARTY TRANSACTIONS. Except as set forth in the SEC Reports, none of WWT, any Affiliate thereof, holders of the capital stock or other ownership interest of WWT or any Affiliate or Family Member thereof is presently or has, since the date of the WWT Financial Statements, borrowed any moneys from or has any outstanding debt or other obligations to WWT or is presently a party to any transaction with WWT relating to WWT's business. Except as set forth in the SEC Reports, none of WWT, any Affiliate thereof, or any director, officer or key employee of any such Persons (a) owns any direct or indirect interest of any kind in (except for ownership of less than 1% of any public company, provided, that such owner's role is that solely of a passive investor), or controls or is a director, officer, employee or partner of, consultant to, lender to or borrower from, or has the right to participate in the profits of, any Person which is (i) a competitor, supplier, customer, landlord, tenant, creditor or debtor of WWT, (ii) engaged in a business related to WWT's business or (iii) a participant in any transaction to which WWT is a party, or (b) is a party to any Contract with WWT. Except as set forth on SCHEDULE 4.19 of the WWT Disclosure Schedules, WWT has no Contract or understanding with any officer, director or key employee of WWT or any of WWT's shareholders or any Affiliate or Family Member thereof with respect to the subject matter of this Agreement, the consideration payable hereunder or any other matter.

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

      4.20 BROKERS OR FINDERS. Except as set forth on SCHEDULE 4.20 of the WWT Disclosure Schedules, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by WWT or its Affiliates in connection with the transactions contemplated by this Agreement, and neither WWT, or Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

      4.21 NO OTHER AGREEMENTS. Except as set forth in the SEC Reports, and other than this Agreement or any agreement contemplated hereby, neither WWT, nor any of its stockholders, officers, directors or Affiliates has any legal obligation, absolute or contingent, to any other Person to sell, assign or transfer any capital stock of or other equity interest (other than warrants or options in favor of WWT's officers, directors or employees, if any) in WWT or to effect any merger, consolidation or other reorganization of WWT or to enter into any agreement with respect thereto.

      4.22 DISCLOSURE. No representation or warranty of WWT in this Agreement or in any Collateral Document and no statement in any certificate furnished or to be furnished by WWT pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

      4.23  REAL PROPERTY; TITLE TO PROPERTY.

            (a) WWT does not own any real property or any interest, other than a leasehold interest, in any real property. A description of all real property leased by WWT and its Subsidiaries and all subleases thereto is included in the SEC Reports. Except for leases and subleases set forth in the SEC Reports, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to purchase, use or occupy any real property used in connection with WWT's business or any portion thereof or interest in any such real property.

            (b) WWT and its Subsidiaries have good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in WWT Financial Statements or acquired after date of the WWT Financial Statements, or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) Liens for current Taxes not yet due and payable or which are being contested by WWT in good faith, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) Liens securing debt which is reflected on WWT Financial Statements, and (iv) any Liens described in the SEC Reports.

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

      4.24 CONDUCT OF BUSINESS. Except as otherwise provided herein, WWT shall not amend its Organizational Documents, declare dividends, redeem or sell stock or other securities, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any material balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount or enter into any other transaction other than in the regular course of business.

                                   ARTICLE V
                            COVENANTS OF THE PARTIES

      The Parties hereby agree as follows:

      5.1 COWART EMPLOYMENT AGREEMENT. As soon as practicable following the execution of this Agreement, but in any event prior to the Closing Date, Agent shall execute and enter into an employment agreement with Vertex Nevada, in substantially the form attached hereto as EXHIBIT D (the "COWART EMPLOYMENT AGREEMENT").

      5.2 TERMINATION OF COWART GUARANTEES. As soon as practicable following the execution of this Agreement, the Parties shall use commercially reasonable efforts to cause the release and termination of all personal guarantees (the "COWART GUARANTEES") provided by Agent and his Family Members in respect of an aggregate of $1.6 million of Indebtedness owed by Vertex LP to Regents Bank.

      5.3 TRANSFER. The Agent shall cause the Transfer to occur prior to the Closing.

      5.4 FAIRNESS HEARING. As soon as practicable following the execution of this Agreement, and in order to qualify for an exemption pursuant to Section 3(a)(10) of the Securities Act, the Parties shall work together to prepare an application for submission to the California Department of Corporations seeking a fairness hearing regarding the issuance of the Merger Consideration. The Parties shall cooperate with each other in connection with any hearing so held pursuant to the application. In the event that the Parties are unable to obtain the necessary ruling from the California Department of Corporations (or if WWT believes, based on advice of its counsel, that such approval is not likely to be obtained without making material changes to the terms of the Merger), the Parties will work together to prepare and file with the SEC a Registration Statement of Vertex Nevada on Form S-4 (which shall be filed jointly with the Proxy Statement referred to below) to register the issuance of the Merger Consideration.

      5.5 PROXY STATEMENT. As soon as practicable following the execution of this Agreement, the Parties shall work together to prepare and file with the SEC a proxy statement in respect of the Merger and the transactions contemplated hereby (the "PROXY STATEMENT"), which Proxy Statement shall be used in respect of soliciting approval of the Merger and this Agreement by WWT's shareholders. Without limiting the generality of the foregoing, Vertex LP shall work diligently to prepare those sections of the Proxy Statement that relate to the Vertex Business.

      5.6 WWT OPERATIONS. As of the Effective Time, all of WWT's assets, Intellectual Property and Contracts shall be vested in the Surviving Corporation. Immediately following the Effective Time, a total of $5.0 million in cash shall be distributed by the Surviving Corporation to Vertex Nevada. As of the Closing, management of the Surviving Corporation shall own options to acquire up to a total of 30% of the ownership interests of the Surviving Corporation. In addition, effective as of the Closing, Vertex Nevada shall enter into a management agreement with such members of management of the Surviving Corporation as shall be designated by WWT prior to the Closing (the "WWT MANAGEMENT"), pursuant to which Vertex Nevada will in good faith endeavor to execute an agreed-upon business plan (the "WWT MANAGEMENT AGREEMENT"). The WWT Management Agreement will provide that, in the event that the Surviving Corporation is unable to consummate a Qualified Financing within 180 days of the Closing Date, any cash on hand at the Surviving Corporation (less an amount necessary to satisfy any of the Surviving Corporation's Liabilities) shall be distributed to Vertex Nevada.

      5.7 REPORTING COMPANY AND SEC COMPLIANCE. The Parties hereto acknowledge that as of the Effective Time, the Vertex Common Stock shall be deemed to be registered under Section 12(g) of the Exchange Act pursuant to the provisions of Rule 12g-3 thereunder. The Vertex Parties hereby covenant that Vertex Nevada shall thereafter take all action, and do all things, necessary to maintain compliance with any and all rules and regulations of the Exchange Act applicable to a Person subject to the reporting requirements thereunder, and to maintain the trading of the Vertex Common Stock on the OTC Bulletin Board or on any nationally recognized securities exchange.

      5.8 DUE DILIGENCE. Each Party shall provide to the other and their respective Representatives such financial, operating and other documents, data and information relating to such Party, and their respective businesses, properties, assets and liabilities, as each Party, or its representatives may reasonably request. In addition, each Party hereby agrees to take all action necessary to enable their respective Representatives to review, inspect and audit each Party's business, properties, assets and liabilities in connection with such Party's due diligence investigation of the other Parties, and discuss them with such Party's Representatives. Notwithstanding any investigation that any Party may conduct of the other Parties, or their respective businesses, properties, assets and liabilities, each Party may fully rely on the other Party's warranties, covenants and indemnities set forth in this Agreement.

      5.9 CONSENTS AND APPROVALS. As soon as practicable after execution of this Agreement, the Parties shall use commercially reasonable efforts to obtain any necessary consents, approvals, authorizations or orders of, make any registrations or filings with or give any notices to, any Regulatory Authority or Person as is required to be obtained, made or given by any Party to consummate the transactions contemplated by this Agreement and the Collateral Documents.

      5.10 NOTIFICATION OF ADVERSE CHANGE AND CERTAIN MATTERS. Each Party shall promptly notify the other Parties of any material adverse change in the condition (financial or otherwise) of such Party. Each Party shall promptly notify the other Parties of any fact, event, circumstance or action known to it that is reasonably likely to cause such Party to be unable to perform any of its covenants contained herein or any condition precedent in Article 6 not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to another Party pursuant to this Agreement or the existence or occurrence of which would cause any of such Party's representations or warranties under this Agreement not to be correct and/or complete. Each Party shall give prompt written notice to the other Parties of any adverse development causing a breach of any of the representations and warranties in Articles 3 and 4 as of the date made.

      5.11 MEETING OF THE SHAREHOLDERS. Promptly after the date hereof, and subject to SEC review of the Proxy Statement, WWT will take all action necessary in accordance with its Organizational Documents to convene a meeting of its shareholders, or seek the written consent of its shareholders to consider the adoption and approval of this Agreement and approval of the Merger to be held as promptly as practicable (including, without limitation, approval by each class of WWT Capital Stock issued and outstanding as of the date hereof). WWT will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger.

      5.12 DISCLOSURE SCHEDULES. Each Party shall, from time to time prior to Closing, supplement its Disclosure Schedules attached hereto with additional information that, if existing or known to it on the date of delivery to the other Party, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of any Party in Article 6 hereof, the Disclosure Schedules of such Party shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to such Party's Disclosure Schedule by written supplements delivered prior to Closing by such Party that (i) are accepted in writing by the receiving Party, or (ii) reflect actions taken or events occurring after the date hereof prior to Closing.

      5.13 STATE STATUTES. The Parties and their respective Boards of Directors shall, if any state takeover statute or similar law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby.

      5.14 NO SOLICITATION. Until the earlier of the Closing or the date of termination of this Agreement pursuant to the provisions of Article 8 hereof, no Vertex Party nor any of their respective officers, directors, agents, investment bankers or other representatives of any of them (collectively, the "REPRESENTATIVES") will, directly or indirectly, (i) solicit, engage in discussions or negotiate with any Person (regardless of who initiates such discussions or negotiations), or take any other action intended or designed to facilitate the efforts of any Person, other than the parties hereto, relating to the possible acquisition of Vertex LP (whether by way of purchase of partnership interest, capital stock, purchase of assets or otherwise) or any significant portion of its interests, capital stock or assets by any Person other than the parties hereto (an "ALTERNATIVE Acquisition"), (ii) provide information with respect to Vertex LP or any Person relating to a possible Alternative Acquisition by any Person, (iii) enter into an agreement with any Person providing for a possible Alternative Acquisition, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person. Each Vertex Party shall cause its Representatives to immediately cease and cause to be terminated all existing discussions or negotiations with any Person heretofore conducted with respect to any possible Alternative Acquisition.

      5.15 CONDUCT OF BUSINESS. The Vertex Parties agree that during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to the provisions of Article 8 hereof or the Closing, Vertex LP shall (unless otherwise required by this Agreement or WWT has given its prior written consent to the Vertex Parties) carry on its business in the ordinary course consistent with past practice, pay its Taxes and other obligations consistent with its past practices, pay or perform other obligations when due consistent with its past practices, subject to any good faith disputes over such Taxes and other obligations and, to the extent consistent with such business, use reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees, preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Closing.

      5.16 CONFIDENTIALITY. WWT and the Vertex Parties acknowledge and agree that the terms and conditions described in this Agreement, including its existence, as well as the non-public information and data furnished to them or their respective Representatives from the first introduction of the Parties and throughout the negotiation and drafting of this Agreement is confidential and will not be disclosed to any third party, or used for any purpose not specifically contemplated herein, without prior written consent of the other Party, unless otherwise required by Law (including as required by the rules and regulations of the SEC) or unless it ceases to be confidential through no breach of the receiving party.

      5.17 INSIDER LOCK-UPS. Prior to the Closing, WWT shall use commercially reasonable efforts to cause its officers, directors, and certain founders to agree to enter into a lock-up agreement on the same terms as the Vertex Lock-Up.

      5.18 VERTEX FINANCIAL STATEMENTS. Promptly following execution of this Agreement, the Vertex Parties shall prepare the Vertex Financial Statements and shall retain a PCAOB-certified auditing firm to audit the Vertex Financial Statements. The foregoing audit shall include an audit of the operations of the Vertex Business as a separate division of Vertex LP as of and for the three years ended December 31, 2007.

      5.19 LOCK-UP. Each shareholder of Vertex Nevada immediately prior to the Closing will enter into an agreement with Vertex Nevada pursuant to which each such shareholder agrees that it will not sell or otherwise transfer any of its shares of Vertex Common Stock during the 12-month period following the Closing and that, prior to the three-year anniversary of the Closing, it will not, in any given three-month period, sell more than that number of shares of Vertex Common Stock as equals 5% of the total number of shares of Vertex Common Stock then beneficially owned by such shareholder (in each case except for transfers to recipients that agree to comply with the foregoing restrictions) (a "VERTEX LOCK-UP").

      5.20 INSURANCE. Prior to the Closing, Vertex Nevada shall procure insurance policies in such amounts and covering such matters as are customary with respect to the Vertex Business.

      5.21 FOREIGN QUALIFICATIONS. Prior to the Closing, Vertex Nevada shall be qualified as a foreign corporation to do business in Texas.

      5.22 INDEMNIFICATION AGREEMENTS. At the Closing, Vertex Nevada shall assume all of WWT's obligations under the Indemnification Agreements.

      5.23 CMT AGREEMENTS. The Parties shall negotiate, in good faith, a ground sub-lease, a purchase and sale agreement and such other necessary documentation (collectively, the "CMT AGREEMENTS"), which agreements shall include the terms and conditions set forth on EXHIBIT E.

      5.24 RELATED PARTY TRANSACTION COMMITTEE. Promptly following the Closing, the Agent shall cause the Board of Directors of Vertex Nevada to create a committee of its Board to be known as the "Related Party Transaction Committee". A majority of the members of this committee shall be Independent Directors, which shall include at least two Independent Directors. The Agent shall not serve on this Committee. This committee shall be charged with the review and pre-approval of any and all related party transactions, including between Vertex Nevada and Vertex LP, Ben Cowart, or any other company or individual which may be affiliated with Ben Cowart.

      5.25 RIGHT OF FIRST REFUSAL AND RELATED RIGHTS. Effective as of the Closing, Vertex Nevada shall have: (a) a right of first refusal to match any third party offer to purchase any Cowart Party (as defined below) on the terms and conditions set forth in such offer (the "RIGHT OF FIRST REFUSAL"); and (b) the option (the "OPTION"), which can be exercised in Vertex Nevada's sole discretion, exercisable after the expiration of eighteen (18) months following the Closing (the "OPTION DATE"), to purchase all or any part thereof of the outstanding stock of any Cowart Party (as defined below) owned by Vertex LP or VTX, Inc., at a price based on an independent third-party evaluation and appraisal of the fair market value of such Cowart Party. The Option shall be exercisable at any time following the Option Date in the sole discretion of the majority vote of the Related Party Transaction Committee. For the purposes of this paragraph, a "COWART PARTY" shall be defined as one or more of the following: Cross Road Carriers, Vertex Recovery (or its subsidiaries), Cedar Marine Terminals, LP, Vertex Residual Management Group, LP, Vertex Green, LP, VTX, Inc. or any other entity which is majority owned or controlled by Ben Cowart. The Right of First Refusal and the Option shall only be exercisable by Vertex Nevada during such time as Ben Cowart is employed by Vertex Nevada as the President and Chief Executive Officer of Vertex Nevada pursuant to the terms of an Employment Agreement substantially similar to the Employment Agreement Mr. Cowart will enter into with Vertex Nevada at Closing. Nothing in this paragraph shall prevent Vertex Nevada from purchasing any or all of the interests in any Cowart Party prior to the Option Date on terms mutually agreeable to Vertex Nevada and such Cowart Party, provided however that any such transaction includes a fairness opinion passing as to the fairness of the transaction to Vertex Nevada.

      5.26 LICENSE. At the Closing, Vertex LP will grant to Vertex Nevada a perpetual, royalty-free, transferable, irrevocable license to the name "Vertex."

      5.27 VERTEX NEVADA DIRECTORS. Promptly following the date hereof, the Agent shall notify WWT of the four individuals who will serve on the Board of Directors of Vertex Nevada as of the Closing as the appointees of the holder of the Vertex Series B Preferred Stock, and will provide WWT with background information regarding each such individual. The Agent covenants that at least one of these individuals will be an Independent Director.

      5.28 VERTEX OPTION GRANTS. After the date hereof, and whether prior to or after the Closing, Vertex Nevada shall not issue any compensatory options unless such options have an exercise price at or above the fair market value of the Vertex Common Stock as of the date of grant, and such issuances are approved by the Related Party Transactions Committee. The Parties further agree and acknowledge that, in the event that any such options are issued by Vertex Nevada prior to the Closing, the determination of the fair market value of the Vertex Common Stock shall be made by Vertex Nevada in consultation with WWT and the issuer of the WWT fairness opinion (as described in Section 6.2(g)) and shall not be inconsistent with any valuation of Vertex Nevada utilized by the issuer of such opinion.

                                   ARTICLE VI
                               CLOSING CONDITIONS

      6.1 CONDITIONS TO VERTEX PARTIES' OBLIGATION TO CLOSE. The obligations of the Vertex Parties to consummate the transactions provided for hereby are subject to the satisfaction, before or on the Closing Date, of each of the conditions set forth below in this Section 6.1, any of which may be waived by the Vertex Parties:

            (a) ACCURACY OF REPRESENTATIONS. All representations and warranties of WWT contained in this Agreement, the Collateral Documents and any certificate delivered by WWT at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. WWT shall have delivered to the Vertex Parties a certificate dated the Closing Date to the foregoing effect.

            (b) COVENANTS. WWT shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by it at or prior to Closing. WWT shall have delivered to the Vertex Parties a certificate dated the Closing Date to the foregoing effect.

            (c) CONSENTS AND APPROVALS. All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to any Regulatory Authority or Person as provided herein, if any, shall have been so obtained or filed with such Regulatory Authority or Person.

            (d) SHAREHOLDER APPROVAL. All WWT shareholder approval, as required under any applicable Law, shall have been obtained to approve the transactions contemplated hereunder including the approval of the Merger, this Agreement and the transactions contemplated hereby.

            (e) ISSUANCE EXEMPTION. Either (i) the issuance of the Merger Consideration shall be exempt from registration pursuant to Section 3(a)(10) of the Securities Act, or (ii) a Registration Statement on Form S-4 registering the issuance of the Merger Consideration shall have been filed and declared effective by the SEC.

            (f) CASH. WWT shall have cash and cash equivalents totaling at least $5.0 million.

            (g) TERMINATION OF COWART GUARANTEES. The Cowart Guarantees shall have been terminated.

            (h) NO LIABILITIES. WWT shall have no Liabilities other than up to $2.4 million of indebtedness.

            (i)   DISTRIBUTION OF CASH AND WARRANTS. WWT shall have delivered
(i) $4.4 million in cash and (ii) the Make-Whole Warrants, in each case to the Agent on behalf of the Vertex Shareholders. The Make-Whole Warrants are described on EXHIBIT F to this Agreement. The Parties acknowledge that the Make-Whole Warrants are being issued to the Vertex Shareholders so that immediately following the Merger, the Vertex Shareholders hold 40% of all outstanding options and warrants of Vertex Nevada (exclusive of warrants to purchase 933,920 shares with a nominal exercise price and exclusive of the 6,000,000 options reserved by Vertex Nevada for issuance to employees, directors and consultants). Accordingly, the Parties agree that in the event that between the date hereof and the Closing, any WWT Options expire or are cancelled without being exercised, the number of Make-Whole Warrants shall be reduced to take such expiration or cancellation into effect.

            (j) NO LEGAL PROCEEDINGS. No injunction, action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority and no Law shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement or the Collateral Documents, which would: (i) prevent consummation of any of the transactions contemplated by this Agreement or the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement or the Collateral Documents to be rescinded following consummation; or (iii) have a Material Adverse Effect on a Party, the Merger, this Agreement or the transactions contemplated hereby.

            (k) RESIGNATION LETTERS. WWT shall have delivered to the Vertex Parties letters of resignation from WWT's current officers and directors.

      6.2 CONDITIONS TO WWT'S OBLIGATION TO CLOSE. The obligations of WWT to consummate the transactions provided for hereby are subject to the satisfaction, before or on the Closing Date, of each of the conditions set forth below in this
Section 6.2, any of which may be waived by WWT:

            (a) ACCURACY OF REPRESENTATIONS. All representations and warranties of each of the Vertex Parties contained in this Agreement, the Collateral Documents and any certificate delivered by the Vertex Parties at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. The Vertex Parties shall have delivered to WWT a certificate dated the Closing Date to the foregoing effect.

            (b) COVENANTS. The Vertex Parties shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by any of them at or prior to Closing. The Vertex Parties shall have delivered to WWT a certificate dated the Closing Date to the foregoing effect.

            (c) CONSENTS AND APPROVALS. All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to any Regulatory Authority or Person as provided herein, if any, shall have been so obtained or filed with such Regulatory Authority or Person.

            (d) SHAREHOLDER APPROVAL. All shareholder approval, as required under any applicable Law, shall have been obtained to approve the transactions contemplated hereunder including the approval of the Merger, this Agreement and the transactions contemplated hereby.

            (e) ISSUANCE EXEMPTION. Either (i) the issuance of the Merger Consideration shall be exempt from registration pursuant to Section 3(a)(10) of the Securities Act, or (ii) a Registration Statement on Form S-4 registering the issuance of the Merger Consideration shall have been filed and declared effective by the SEC.

            (f) VERTEX FINANCIAL STATEMENTS. The Vertex Parties shall have delivered, or caused to be delivered, to WWT the Vertex Financial Statements with an unqualified report thereon by an independent accounting firm acceptable to WWT.

            (g) FAIRNESS OPINION. WWT shall have received a fairness opinion in form and substance satisfactory to it passing on the fairness of the transactions contemplated herein to each class of the shareholders of WWT from a financial perspective.

            (h) DUE DILIGENCE. WWT shall be satisfied with the results of its due diligence investigation of Vertex.

            (i) NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall have been no material adverse change in the Vertex Business.

            (j) NO LEGAL PROCEEDINGS. No injunction, action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority and no Law shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement or the Collateral Documents, which would: (i) prevent consummation of any of the transactions contemplated by this Agreement or the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement or the Collateral Documents to be rescinded following consummation; or (iii) have a Material Adverse Effect on a Party, the Merger, this Agreement or the transactions contemplated hereby.

            (k) WWT MANAGEMENT AGREEMENT. Vertex Nevada and the WWT Management shall have entered into the WWT Management Agreement.

            (l) VERTEX LOCKUP. Each shareholder of Vertex Nevada immediately prior to the Closing shall have entered into a Vertex Lock-Up.

            (m)   TRANSFER. The Transfer shall have occurred.

            (n) INDEMNIFICATION AGREEMENTS. Vertex Nevada shall have assumed all of WWT's obligations under the Indemnification Agreements.

            (o) CMT AGREEMENTS. The CMT Agreements shall have been executed by all of the parties thereto.

            (p) PROPRIETARY INVENTIONS AGREEMENTS. The Vertex Parties shall have delivered to WWT propriety inventions agreements with each of the employees and consultants of Vertex LP.

                                  ARTICLE VII
                                 INDEMNIFICATION

      7.1 INDEMNIFICATION BY WWT. WWT shall indemnify, defend and hold harmless the Vertex Parties, and each of their respective shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any breach of any material representation, warranty, covenant or agreement of WWT contained in this Agreement.

      7.2 INDEMNIFICATION BY THE VERTEX PARTIES. The Vertex Parties shall, jointly and severally, indemnify, defend and hold harmless WWT and its shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives from and against any and all Losses which may be incurred or suffered by any such party hereto and which may arise out of or result from any breach of any material representation, warranty, covenant or agreement of any of the Vertex Parties contained in this Agreement.

      7.3   INDEMNIFICATION PROCEDURES.

            (a) In the event that any Legal Proceeding shall be instituted or any claim or demand shall be asserted (individually and collectively, a "CLAIM") by any Person in respect of which payment may be sought under this Article 7, the indemnified party shall reasonably and promptly cause written notice (a "CLAIM NOTICE") of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be delivered to the indemnifying party; PROVIDED, HOWEVER, that the failure of the indemnified party to give the Claim Notice shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto, except to the extent that the indemnifying party can demonstrate actual loss and material prejudice as a result of such failure. If the indemnifying party shall notify the indemnified party in writing within five (5) Business Days (or sooner, if the nature of the Claim so requires) that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice, but, in any event, reasonably acceptable to the indemnified party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more material legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to a single firm of separate counsel (plus any necessary local counsel), all at reasonable cost, of its own choosing, reasonably acceptable to the indemnifying party and (iii) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the prior written consent of the indemnified party, such consent not to be unreasonably withheld or delayed.

            (b) If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as provided in this Article 7 or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Losses incurred in defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at its own expense, in the defense of such Claim; PROVIDED, HOWEVER, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a material conflict or potential material conflict exists between the indemnified party and the indemnifying party that would make such separate representation required; and PROVIDED, FURTHER, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. If the indemnifying party shall assume the defense of any Claim, the indemnifying party shall obtain the prior written consent of the indemnified party before entering into any settlement of such Claim or ceasing to defend such Claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief shall be imposed against the indemnified party or if such settlement or cessation does not expressly and unconditionally release the indemnified party from all Liabilities or obligations with respect to such Claim, with prejudice. The Parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any Claim.

                                  ARTICLE VIII
                                   TERMINATION

      8.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time.

            (a)   By mutual written agreement of the Parties;

            (b) By either of the Vertex Parties or WWT if the Closing does not occur on or before December 31, 2008;

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

            (c) By either of Vertex LP or WWT if the shareholders of WWT fail to approve the Merger, this Agreement and the transactions contemplated hereby;

            (d) By either of the Vertex Parties or WWT if any court of competent jurisdiction or other competent Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Merger and such order shall have become final; or

            (e) By either of the Vertex Parties or WWT upon written notice to the other Party in the event of a breach of any provision or covenant of this Agreement, or any representation or warranty made by such Party hereunder becomes inaccurate; PROVIDED, HOWEVER, that such breach or inaccuracy would cause the related closing condition, if any, not be satisfied in accordance with
Article 6 hereof; PROVIDED, FURTHER, that prior to any termination by the non-breaching party, such Party shall provide written notice to the breaching Party specifically identifying the breach or inaccurate representation, and the breaching Party does not cure or correct such breach or inaccuracy within 30 days following receipt of the written notice.

      8.2 EFFECT OF TERMINATION. If this Agreement is validly terminated by either the Vertex Parties or WWT pursuant to Section 8.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the Parties hereto, except that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.1 PARTIES OBLIGATED AND BENEFITED. This Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents.

      9.2 PUBLICITY. Vertex LP and WWT each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Regulatory Authorities (including any national securities inter dealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities inter dealer quotation service.

      9.3 NOTICES. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter). Notices shall be addressed as follows:

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

           If to WWT:

                              World Waste Technologies, Inc.
                              10600 North De Anza Boulevard, Suite 250
                              Cupertino, California 95014
                              Attention:     John Pimentel
                              Facsimile No:  (650) 873-0550

                              With a copy to:

                              TroyGould PC
                              1801 Century Park East, Suite 1600
                              Los Angeles, California 90067-4746
                              Attention:     Lawrence P. Schnapp, Esq.
                              Facsimile No:  (310) 789-1255

           If to Vertex LP, Vertex Nevada, Merger Sub and/or the Agent to:

                              Vertex Companies
                              1331 Gemini, Suite 103
                              Houston, Texas 77058
                              Attention:     Ben Cowart
                              Facsimile No.: (281) 486-0217

                              With a copy to:

                              The Loev Law Firm, PC
                              6300 West Loop South, Suite 280
                              Bellaire, Texas 77401
                              Attention:     David M. Loev
                              Facsimile No.: (713) 524-4122

      Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

      9.4 ATTORNEYS' FEES. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

      9.5 HEADINGS. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

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

      9.6 CHOICE OF LAW. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the State of Texas without giving effect to any choice of law provision or rule (whether of the State of Texas or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Texas). Notwithstanding the foregoing, the internal laws of the State of California shall apply with respect to the Merger.

      9.7 JURISDICTION AND SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, may be brought against any of the Parties solely and exclusively in the courts of the State of Texas (with respect to any actions brought by any of the WWT Parties) and in the courts of the State of California (with respect to any actions brought by any of the Vertex Parties), and each of the Parties consents to the sole and exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

      9.8 RIGHTS CUMULATIVE. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

      9.9 FURTHER ACTIONS. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

      9.10 TIME OF THE ESSENCE. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

      9.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.12 ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Vertex Disclosure Schedules, the WWT Disclosure Schedules and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties.

      9.13 SURVIVAL OF REPRESENTATIONS AND COVENANTS. Notwithstanding any right of WWT to fully investigate the affairs of Vertex LP and notwithstanding any knowledge of facts determined or determinable by WWT pursuant to such investigation or right of investigation, WWT shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Vertex Parties contained in this Agreement. Each representation, warranty, covenant and agreement of the Vertex Parties contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the first anniversary of the Closing Date unless, prior to such date, WWT has delivered to Agent a written notice of a claim with respect to such representation, warranty, covenant or agreement.

      IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

Dated:   May 19, 2008                       World Waste Technologies, Inc.,
                                            a California Corporation


                                            By:/s/ John Pimentel
                                               ---------------------------------
                                               Name: John Pimentel
                                               Title: CEO


Dated:   May 19, 2008                       Vertex Merger Sub, LLC,
                                            a California Limited Liability
                                            Company


                                            By: /s/ Ben Cowart
                                               ---------------------------------
                                               Name: Ben Cowart
                                               Title: CEO


Dated:   May 19, 2008                       Vertex Energy, Inc.,
                                               a Nevada corporation


                                            By: /s/ Ben Cowart
                                               ---------------------------------
                                               Name: Ben Cowart
                                               Title:CEO


Dated:   May 19, 2008                        /s/ Ben Cowart
                                            ------------------------------------
                                            Ben Cowart, individually


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

Dated:   May 19, 2008                       Vertex Energy LP,
                                            a Texas limited partnership


                                            By: /s/ Ben Cowart
                                               ---------------------------------
                                               Name:   Ben Cowart
                                               Title:






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

                            WWT DISCLOSURE SCHEDULES

SCHEDULE 4.1(A) - JURISDICTION

California

SCHEDULE 3.1 - SUBSIDIARIES

World Waste of America, Inc.
World Waste of Anaheim, Inc.
World Waste of California, Inc.
World Waste Operations, Inc.

SCHEDULE 4.3(A) WWT OPTIONS

See attached

SCHEDULE 4.4 NON-CONTRAVENTION

Approval of each class of WWT Capital Stock is required to approve the Transactions

SCHEDULE 4.8 - UNDISCLOSED LIABILITIES

Fee payable to Livingston Partners LLC

SCHEDULE 4.9(C) - TAX AUDITS

None

SCHEDULE 4.11(J) - ACCELERATION OF RIGHTS

Consummation of this transaction will accelerate the vesting of options to acquire WWT Common Stock held by certain individuals.

SCHEDULE 4.15(A) - PERMITS

None

SCHEDULE 4.17 - INSURANCE

Attached

SCHEDULE 4.18- RELATED PARTY TRANSACTIONS

As disclosed in the SEC Reports, CMCP has certain relationships with WWT.

SCHEDULE 4.20 - BROKERS OR FINDERS

Livingston Capital LLC


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